As filed with the Securities and Exchange Commission on May 7, 2018

Registration No. 333-185212

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLASTEC TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its constitutional documents)

Cayman Islands	3089	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Unit 01, 21/F

Aitken Vanson Centre

61 Hoi Yuen Road

Kwun Tong

Kowloon, Hong Kong

852-21917155

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Kin Sun Sze-To, Chief Executive Officer

Plastec Technologies, Ltd.

c/o Unit 01, 21/F

Aitken Vanson Centre

61 Hoi Yuen Road

Kwun Tong

Kowloon, Hong Kong

852-21917155

Graubard Miller

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David Alan Miller, Esq.

Jeffrey M. Gallant, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Post-Effective Amendment No. 6 to Form F-1 (“Registration Statement”) is a combined prospectus also relating to Registration Statement No. 333-162547 previously filed by the registrant on Form F-1 and declared effective November 19, 2009. This Registration Statement also constitutes a Post-Effective Amendment to Form F-1 to such Registration Statement No. 333-162547, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On November 30, 2012, the Registrant filed a registration statement on Form F-1 (Registration No. 333-185212), which was subsequently declared effective by the Securities and Exchange Commission on July 29, 2013 (“2013 Registration Statement”), registering the resale of an aggregate of 13,935,057 ordinary shares of the Registrant and 1,181,122 warrants of the Registrant and the issuance upon exercise of warrants and unit purchase options of 5,280,372 ordinary shares of the Registrant and 289,625 warrants of the Registrant. The 2013 Registration Statement also constituted a Post-Effective Amendment No. 1 to Form F-1 to the Registrant’s Registration Statement No. 333-162547 declared effective on November 19, 2009 (“2009 Registration Statement”).

This Post-Effective Amendment is being filed pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended, to update the 2013 Registration Statement and 2009 Registration Statement to include the audited consolidated financial statements and the notes thereto included in the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on April 30, 2018 (“2017 Annual Report”), and certain other information in such Registration Statements.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of such 2013 Registration Statement and 2009 Registration Statement, as applicable.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2018

PROSPECTUS

Plastec Technologies, Ltd.

12,093,935 Ordinary Shares (for Resale)

This prospectus relates to 12,093,935 ordinary shares of Plastec Technologies, Ltd., a Cayman Islands exempted company, that may be sold from time to time by the Selling Securityholders set forth in this prospectus under the heading “Selling Securityholders” beginning on page 40. This represents (i) 382,507 ordinary shares that were issued in connection with our initial public offering, or “IPO,” held or purchased in privately negotiated transactions by certain of the Selling Securityholders and (ii) an aggregate of 11,711,428 ordinary shares that were issued to the former shareholders of Plastec International Holdings Limited (formerly our direct wholly owned subsidiary until October 11, 2016), or “Plastec,” in connection with our merger with Plastec.

We will not receive any proceeds from the sale of the securities under this prospectus.

The securities are being registered to permit the Selling Securityholders to sell the securities from time to time in the public market at prices determined by the prevailing market prices or in privately negotiated transactions. Information regarding the Selling Securityholders, the amounts of ordinary shares that may be sold by them and the times and manner in which they may offer and sell the ordinary shares under this prospectus is provided under the sections titled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. We do not know when or in what amount the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

Our ordinary shares are quoted on the OTC Bulletin Board under the symbol “PLTYF”. As of May 3, 2018, the closing sale price of our ordinary shares was $7.0001 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2018.

PLASTEC TECHNOLOGIES, LTD

This prospectus is not an offer to sell any securities other than the shares offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights key information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere herein. It may not contain all of the information that is important to you. You should read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the related notes, the information incorporated by reference in this prospectus, and the other documents to which this prospectus refers, before making an investment decision.

Unless the context indicates otherwise:

• “we,” “us,” “our company” and “our” refer to Plastec Technologies, Ltd., a Cayman Islands exempted company, its predecessor entities and direct and indirect subsidiaries;

• “Plastec” refers to Plastec International Holdings Limited, formerly our direct wholly owned subsidiary until October 11, 2016;

• “HK$” or “Hong Kong dollar” refer to the lawful currency of the Hong Kong Special Administrative Region, People’s Republic of China; if not otherwise indicated, all financial information presented in HK$/RMB may be converted to U.S.$ or $ using the exchange rates of 7.8 HK$ and 6.3 RMB, respectively, for every 1 U.S.$ or $;

• “China” or the “PRC” refer to the People’s Republic of China.

• “Renminbi” or “RMB” refer to the lawful currency of China; and

• “U.S.$” or “$” or “U.S. dollar” refer to the lawful currency of the United States of America

Overview

Until October 11, 2016, we were a vertically integrated plastic manufacturing services provider providing comprehensive precision plastic manufacturing services through our former wholly owned subsidiary, Plastec, from mold design and fabrication and plastic injection manufacturing to secondary-process finishing as well as parts assembly to leading international OEMs, ODMs and OBMs of consumer electronics, electrical home appliances, telecommunication devices, computer peripherals and precision plastic toys.

On October 11, 2016, we completed the divestment of our shareholdings in Plastec as described below. Following consummation of the divestment transactions on October 11, 2016, we no longer own Plastec with the result that our only operations have generally been, or will be, to (i) complete the construction of our manufacturing plant in Kai Ping, China which was disposed of to SYB prior to its official operation as described below, (ii) collect rental income from certain property we own and that is being leased to one of Plastec’s subsidiaries, (iii) collect the payments upon Plastec achieving the performance targets for the years ended December 31, 2016, 2017 (which Plastec already did) and 2018 as described in the Agreement and below; and (iv) to explore other investment opportunities.

Corporate History and Developments

We are a Cayman Islands exempted company incorporated under the Companies Law (2018 Revision) of the Cayman Islands (as the same may be supplemented or amended from time to time), or the “Companies Law,” on March 27, 2008 as an exempted company with limited liability. We were originally incorporated under the name “GSME Acquisition Partners I” for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of such operating business through contractual arrangements, that had its principal operations located in the PRC.

On November 25, 2009, we closed our initial public offering, or “IPO,” of 3,600,000 units with each unit consisting of one ordinary share and one warrant, or “public warrants,” each to purchase one ordinary share at an exercise price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $36,000,000. We also issued to the underwriters in the IPO an aggregate of 360,000 unit purchase options, each to purchase a unit identical to the units sold in the IPO, at an exercise price of $15.00 per unit, of which 70,375 unit purchase options were subsequently repurchased by us in April 2012. Simultaneously with the consummation of the IPO, we consummated the private sale of 3,600,000 warrants, or “insider warrants,” at a price of $0.50 per warrant, generating total proceeds of $1,800,000. In connection with the IPO, our initial shareholders placed a total of 1,200,000 ordinary shares, or “initial shares,” in escrow pursuant to an escrow agreement with Continental Stock Transfer & Trust Company, as escrow agent.

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From the consummation of our IPO until August 6, 2010, we were searching for a suitable target business to acquire. On August 6, 2010, we entered into an agreement and plan of reorganization, or “Merger Agreement,” with Plastec, each of the former Plastec shareholders and our merger subsidiary, which provided, among other things, that our wholly owned subsidiary would merge with and into Plastec, with Plastec surviving as a wholly owned subsidiary of ours then. The Merger Agreement was subsequently amended in September 2010 and December 2010 but continued to provide for our wholly owned subsidiary to merge with and into Plastec, with Plastec surviving as a wholly owned subsidiary of ours then. On December 10, 2010, we held an extraordinary general meeting of our shareholders, at which our shareholders approved the merger and other related proposals. On December 16, 2010, we closed the merger. At the closing, we issued to the former shareholders of Plastec an aggregate of 7,054,583 ordinary shares and agreed to issue the former Plastec shareholders an aggregate of 9,723,988 earnout shares additionally upon the achievement by Plastec of certain net income targets. Also at the closing, 2,615,732 of the public shares sold in our IPO were converted into cash and cancelled based on the election of the holders to exercise their conversion rights. In connection with the merger, our business then became the business of Plastec and we changed our name to “Plastec Technologies, Ltd.” On April 30, 2011, we further amended the Merger Agreement to remove certain earnout provisions contained within it and to issue an aggregate of 7,486,845 ordinary shares to the former Plastec shareholders. We subsequently repurchased from one of the former Plastec shareholders an aggregate of 1,570,000 shares.

In connection with the merger with Plastec, we amended the terms of the escrow agreement with the initial shareholders to include in escrow an aggregate of 2,418,878 of the insider warrants and to provide additional restrictions on the release from escrow of all of the securities, including the requirement to raise certain financing by December 16, 2011. On December 16, 2011, the escrow agreement was again amended and the date on which the required financing was needed by was extended to March 16, 2012. No funds were ultimately raised and as a result, a total of 806,293 initial shares and the entire 2,418,878 insider warrants held in escrow were automatically repurchased by us at an aggregate consideration of $0.01 and cancelled.

We announced the establishment of a repurchase program in December 2011, under which and as the program was subsequently extended and expanded, we were allowed to repurchase up to $5 million of our ordinary shares and public warrants in both open market and privately negotiated transactions at the discretion of our management and as market conditions allowed, or “2011 Repurchase Program.” At the completion of the 2011 Repurchase Program on September 25, 2013, we had repurchased 832,765 ordinary shares and 85,000 public warrants thereunder.

On September 25, 2013, we also announced a new repurchase program, under which and as the program was subsequently extended and expanded, we are allowed to repurchase up to $5 million of our units, ordinary shares and public warrants in both open market and privately negotiated transactions at the discretion of our management and as market conditions allowed, or “2013 Repurchase Program.” The 2013 Repurchase Program (as extended) is currently valid through September 25, 2018 and so far we have repurchased 586,010 ordinary shares and 547,600 public warrants thereunder.

On November 18, 2014, all issued and outstanding public warrants, insider warrants and unit purchase options expired and were cancelled accordingly.

On November 14, 2015, we entered into a Share Transfer Agreement (the “Agreement”) with Shanghai Yongli Belting Co., Ltd. (“SYB”) and its wholly-owned subsidiary, Shanghai Yongjing Investment Management Co., Ltd. (“SYIM”). Pursuant to the Agreement, SYIM was to purchase, through a wholly-owned Hong Kong subsidiary, the entirety of our shareholding interests in Plastec for an aggregate purchase price of RMB 1,250,000,000 (or US$198,412,698), in cash (the “Transfer Price”). Of the Transfer Price, RMB 875,000,000 (or US$138,888,889) was payable within 60 days after the China Securities Regulatory Commission approved of the Issuance (as defined in the Agreement) and SYB’s receipt of the funds raised through the Issuance, the latter of which was confirmed by SYB to have happened by July 29, 2016. Accordingly, payment of the initial portion of the Transfer Price was made to us on September 21, 2016.

The remaining RMB 375,000,000 (or US$59,523,810) of the Transfer Price (the “Remaining Amount”) was deposited into a bank account designated solely for the purpose of the transaction, supervised and administered by SYB and us jointly, with tranches of which made payable to us upon Plastec achieving certain performance targets for the years ended December 31, 2016, 2017 and 2018 (the “Performance Commitments”) as described below:

Year ending December 31,	Net Profit Target	Payment Amount
2016	HK$161,211,000	RMB 113,250,000 (US$17,976,190)
2017	HK$177,088,000	RMB 124,380,000 (US$19,742,857)
2018	HK$195,408,000	RMB 137,370,000 (US$21,804,762)

On October 11, 2016, the parties consummated the transactions contemplated by the Agreement after the fulfillment of certain other conditions, as described in the Agreement. As a result, we no longer own Plastec.

By a letter dated May 10, 2017, SYB confirmed and acknowledged to us that Plastec’s audited net profit (on a consolidated basis, after deducting non-current gains and losses) for the year ended December 31, 2016 was HK$183,958,100, which is in excess of the performance target for the year ended December 31, 2016, set at HK$161,211,000 in the Agreement, by HK$22,747,100 or approximately 14.1%. Accordingly, we were paid a further sum of RMB 113,250,000 (or US$17,976,190) of the Remaining Amount on June 1, 2017 and in accordance with the terms of the Agreement.

By a letter dated March 28, 2018, SYB confirmed and acknowledged to us that Plastec’s audited net profit (on a consolidated basis, after deducting non-current gains and losses) for the year ended December 31, 2017 was HK$183,124,000, which was in excess of the performance target for the year ended December 31, 2017, set at HK$177,088,000 in the Agreement, by HK$6,036,000 or approximately 3.4%. Accordingly, we shall be paid a further sum of RMB 124,380,000 (or US$19,742,857) of the Remaining Amount in due course and in accordance with the terms of the Agreement.

If the Performance Commitment for the year ending December 31, 2018 is met, the Remaining Amount payable for fiscal 2018 shall be paid in full. If the actual net profit of Plastec in fiscal 2018 is less than the Performance Commitment of 2018 but more than or equal to 80% thereof, then the corresponding Remaining Amount payable for fiscal 2018 shall be adjusted proportionately at that same rate. If the actual net profit of Plastec in fiscal 2018 is less than 80% of the Performance Commitment of 2018, then the corresponding Remaining Amount payable for fiscal 2018, or any part thereof, will not be paid.

In accordance with the terms and spirits of the Agreement, we caused Viewmount Developments Limited, a wholly owned subsidiary of ours (“Viewmount”), to enter into a Share Transfer Agreement with Plastec (a wholly owned subsidiary of SYB since October 11, 2016) on March 30, 2018 (the “Manufacturing Plant Transfer Agreement”), pursuant to the terms and conditions of which Viewmount was to transfer the ownership interests in the subsidiaries of Viewmount holding our newly established manufacturing plant in Kai Ping, China through their PRC subsidiaries, Kai Ping Broadway Mold Tech Co., Limited and Yong Xie Precision Tech (Kai Ping) Co., Limited, to Plastec for a total consideration of approximately HK$70,000 (or US$8,974), representing the actual registered capital injected by Viewmount into the relevant subsidiaries.

On April 20, 2018, the parties consummated the transactions contemplated by the Manufacturing Plant Transfer Agreement. The parties also settled all account payables owed by the relevant subsidiaries to Viewmount at the closing, totaling HK$258,910,000 (or US$33,193,590).

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Office Location

Our principal executive offices are located at c/o Unit 01, 21/F, Aitken Vanson Centre, 61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong and our telephone number at that location is 852-21917155. Our registered office is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and our registered agent is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at 405 Lexington Avenue, New York, New York 10174. We maintain a website at http://www.plastec.com.hk that contains information about our company, but that information is not part of this prospectus.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 7.

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The Offering

Shares offered by the Selling Securityholders	12,093,935 shares

Shares outstanding	12,938,128 shares

Trading Symbol	Our shares are quoted on the OTC Bulletin Board under the symbol “PLTYF.”

Use of proceeds	We will not receive any proceeds from the sale of the securities under this prospectus.

Risk factors	Prospective investors should carefully consider the “Risk Factors” beginning on page 7 before buying the ordinary shares offered hereby.

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Summary Financial Information

The selected financial information set forth below has been derived from our audited financial statements for the years ended December 31, 2017, 2016, 2015, 2014 and 2013.

The disposal of Plastec represented a strategic shift and had a major effect on our results of operations. Accordingly, assets and liabilities, revenues and expenses, and cash flows related to the disposed business lines have been reclassified as discontinued operations in the consolidated financial statements for the years ended December 2017, 2016 and 2015. The consolidated balance sheets as of December 31, 2016, the consolidated statements of operations and comprehensive income and the consolidated statements of cash flows for the years ended December 2016 and 2015 have been adjusted retrospectively to reflect this strategic shift.

The selected financial information below is only a summary and should be read in conjunction with our audited financial statements and notes thereto contained elsewhere herein. The selected consolidated statements of operations data for the years ended December 31, 2017, 2016 and 2015 and the consolidated balance sheet data as of December 31, 2017 and 2016 have been derived from our audited consolidated financial statements prepared and presented in accordance with U.S. GAAP, which are included in this prospectus. The selected consolidated statements of operations data for the years ended December 31, 2014 and the consolidated balance sheet data as of December 31, 2015, 2014 and 2013 have been derived from our audited consolidated financial statements prepared and presented in accordance with U.S. GAAP, which are not included in this prospectus. The selected consolidated statements of operations data for the year ended December 31, 2013 have been derived from our financial statements for the relevant period, which are not included in this prospectus. The financial results should not be construed as indicative of financial results for subsequent periods.

Our results of operations in any period may not necessarily be indicative of the results that may be expected for any future period. See “Risk Factors” beginning on page 7 of this prospectus.

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	For the year ended
	ended December 31,
	2017		2016		2015		2014		2013
	(HK$’000, except for per share data)
	(Audited)		(Audited)		(Audited)		(Audited)		(Unaudited)
Revenues		-		-		-		-		16,407
Cost of revenues		-		-		-		-		(14,060)
Gross profit/(loss)		-		-		-		-		2,347
Selling, general and administrative expenses		(19,593)		(18,946)		(27,812)		(20,022)		(31,649)
Other income		16,413		23,874		25,161		23,907		27,919
Write-off of property, plant and equipment		-		-		-		-		(14,920)
Gain/(loss) on disposal of property, plant and equipment		-		545		-		122		(3,481)
Gain on disposal of subsidiary		-		-		-		29,125		-
Income/(loss) from operations		(3,180)		5,473		(2,651)		33,132		(19,784)
Interest income		2,258		1,276		1,028		963		52
Interest expense		-		-		-		-		(163)
Income/(loss) before income tax expense		(922)		6,749		(1,623)		34,095		(19,895)
Income tax (expense)/benefits		(524)		(1,241)		(294)		(3,169)		5,240
Net income/(loss) from continuing operations		(1,446)		5,508		(1,917)		30,926		(14,655)
Discontinued operations:
Net income from discontinued operations (including gain of HK$540,921 upon the disposal in the year ended December 31, 2016)		141,341		717,721		163,204		157,206		104,509
Income tax expenses from discontinued operations		-		(31,187)		(29,952)		(20,311)		(8,974)
Net income from discontinued operations attributable to the Company’s shareholders		141,341		686,534		133,252		136,895		95,535
Net income attributable to the Company’s shareholders		139,895		692,042		131,335		167,821		80,880
Net income per share
Weighted average number of ordinary shares
- Continuing operations		12,938,128		12,938,128		12,938,128		12,938,128		13,503,623
- Discontinued operations		12,938,128		12,938,128		12,938,128		12,938,128		13,503,623

Weighted average number of diluted ordinary shares
- Continuing operations		12,938,128		12,938,128		12,938,128		12,938,128		13,503,623
- Discontinued operations		12,938,128		12,938,128		12,938,128		12,938,128		13,503,623

Basic income per share attributable from
- Continuing operations	HK$	(0.11)	HK$	0.44	HK$	(0.15)	HK$	2.39	HK$	(1.09)
- Discontinued operations	HK$	10.92	HK$	53.06	HK$	10.35	HK$	10.61	HK$	7.09

Diluted income per share attributable from
- Continuing operations	HK$	(0.11)	HK$	0.44	HK$	(0.15)	HK$	2.39	HK$	(1.09)
- Discontinued operations	HK$	10.92	HK$	53.06	HK$	10.35	HK$	10.61	HK$	7.09

	December 31,
	2017		2016		2015		2014		2013
	(HK$’000)
	(Audited)		(Audited)		(Audited)		(Audited)		(Audited)
Total assets		780,263		793,599		1,302,872		1,271,156		1,154,821
Total liabilities		10,933		11,975		362,186		338,166		351,207
Total shareholders’ equity		769,330		781,624		940,686		932,990		803,614

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RISK FACTORS

You should carefully consider the following risk factors, before you decide to buy our securities. You should also consider the other information in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Risks Relating to Our Business

We have limited scope of operation after divestment of our ownership interest in Plastec and, accordingly, you will have no or little basis on which to evaluate our prospect as a going concern.

Following divestment of our ownership interest in Plastec, our only operations have generally been, or will be, to (i) complete the construction of our manufacturing plant in Kai Ping, China which was disposed of to SYB prior to its official operation in April 2018, (ii) collect rental income from certain property we own and that is being leased to one of Plastec’s subsidiaries, (iii) collect the payments upon Plastec achieving the performance targets for the years ended December 31, 2016, 2017 (which Plastec already did) and 2018 as described in the Agreement; and (iv) explore other investment opportunities. As of the date hereof, we have no plans, arrangements or understandings of what long term, if at all, operations in which we might be engaged or business objective by which we might adopt and, accordingly, you will have no or little basis on which to evaluate our prospect as a going concern.

We have limited sources of revenues, the extent to which are contingent upon third parties’ performances and contractual commitments.

Currently, our only sources of revenues are receiving lease payments from one of Plastec’s subsidiaries. We also may receive a contingent payment upon Plastec achieving the prospective performance target for the year ended December 31, 2018 pursuant to the terms of the Agreement. If SYB fails to cause Plastec’s subsidiary to continue to make lease payments when and as due, or if it determines to cancel the lease as provided for therein, or if Plastec does not achieve the prospective performance target for the year ended December 31, 2018 as provided for in the Agreement, we would not have any sources of revenue. As a result, there would be substantial doubt regarding our ability to remain as a going concern from a long-term perspective.

If lessee of the land and premises under which our recurring rental income have been derived from terminates the underlying lease agreements prior to their stated maturities or not to renew them for another term upon their usual expiry for want of relevant land and building title certificates, we could incur significant losses of revenues.

Although our wholly-owned subsidiary, Broadway Manufacturing Company Limited, has the right to use the parcels of land in Shenzhen together with premises built thereon (with an aggregate site area and gross floor area of approximately 47,190 square meters and 108,180 square meters, respectively) which have been leased to a lessee for industrial manufacturing activities in return for recurring rental income, it has not obtained the relevant land and building title certificates due to historical reasons as of the date of this prospectus. It is therefore unclear whether Broadway Manufacturing Company Limited has the proper rights to lease the relevant parcels of land and to make the relevant premises built thereon available to the lessee for industrial manufacturing activities. In addition, the parcels of land in question are situated on collectively-owned land. Under the PRC laws and regulations, if the collectively-owned land does not belong to the collectively-owned land for non-agricultural use category, before such piece of land can be leased for industrial use, prior approval must be granted by competent governmental authorities. To date, Broadway Manufacturing Company Limited has not been able to complete the relevant governmental procedures to obtain the relevant land and building title certificates and regularize the leasing of such land and premises to the relevant lessee for manufacturing use as contemplated under the underlying lease agreements. As a result, the relevant lease agreements may not be legally valid and enforceable, as a matter of PRC laws and regulations due to lack of proper government approvals or title certificates. Accordingly, it is possible that the relevant lease agreements could be terminated or invalidated prior to their stated maturities.

If the lessee of the above mentioned land and premises terminates the relevant leases prior to their stated maturities or not to renew them for another term upon their usual expiry for want of proper title certificates, we would incur significant losses of revenues and we might experience significant difficulties in securing replacement lessee for the above mentioned land and premises, or if at all, on best available terms; in which case our business prospects and financial condition could be materially and adversely affected.

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We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“SAT Circular 698”), issued by the PRC State Administration of Taxation, or SAT, on December 10, 2009 with retroactive effect from January 1, 2008, except for the purchase and sale of equity through a public securities market where a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly via disposing the equity interests of an overseas holding company, or an “Indirect Transfer,” the non-resident enterprise, being the transferor, shall report to the relevant tax authority of the PRC resident enterprise such Indirect Transfer. As a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at a rate of up to 10%. SAT Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction. On February 03, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues concerning the Enterprise Income Tax Deriving from the Indirect Transfers of Properties among Non-Resident Enterprises, or “Announcement 7”, which was further amended on December 1, 2017 and December 29, 2017. Announcement 7 repealed relevant provisions in Circular 698 with respect to Indirect Transfer, and stipulates more detailed rules for tax treatment of indirect transfer of equity interest in PRC resident enterprises and other assets situated in China. Announcement 7 has broadened the scope of the Indirect Transfer under Circular 698 to non-resident enterprises’ indirect transfer of (i) the assets of an "establishment or place" situated in the PRC; (ii) real property situated in the PRC; and (iii) equity interest in Chinese resident enterprises. The Announcement 7 has also elaborated how to determine that an Indirect Transfer has “a reasonable commercial purpose” and specified the legal consequences for failing to withhold and pay tax. We may conduct acquisitions involving changes in corporate structures in the future and Circular 698 and Announcement 7 may be interpreted by the relevant tax authorities to be applicable if such future acquisitions are considered by the relevant tax authorities to be devoid of “a reasonable commercial purpose.” As a result, we may be required to expend valuable resources to comply with Circular 698 or other related tax rules, which may have a material adverse effect on our business, results of operations and financial condition in the future.

We are vulnerable to foreign currency exchange risk exposure.

Currently, our revenues are all denominated in Renminbi, which is not a freely convertible currency. The PRC government regulates conversion between Renminbi and foreign currencies. Changes in PRC laws and regulations on foreign exchange may result in uncertainties in our operation, albeit limited, in China. Our foreign currency exchange risk also arises from the fact that our financial statements are expressed in Hong Kong dollars. Our balance sheet uses the relevant prevailing period end exchange rate to convert all foreign currency amounts into Hong Kong dollars and our income statement records various payments and receipts using the relevant prevailing exchange rate on the date of each transaction. The different exchange rates prevailing at different times will give rise to foreign currency exchange exposures. In addition, the current peg of the exchange rate between the Hong Kong dollar and the U.S. dollar may be de-pegged or subject to an increased band of fluctuation. Fluctuations in the Hong Kong dollar exchange rates against other currencies may negatively impact our financial condition.

We intend to explore other currently unidentified investment opportunities and, accordingly, we are unable to currently ascertain the merits or risks of any such investment opportunity.

We intend to explore other currently unidentified investment opportunities to supplement our current minimal operations. Accordingly, there is no current basis for you to evaluate the possible merits or risks of any investment opportunity we may ultimately pursue. Although our management will endeavor to evaluate the risks inherent in any particular investment opportunity, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or not be exposed to potential risks which could have a material and adverse effect on ability to manage our business. Further, as a result of our current minimal operations, limited sources of revenues and the need to maintain adequate control of our costs and expenses, we may not be able to attract, train, motivate and recruit suitably qualified personnel to explore or effect any investment opportunity thereby making it difficult for you to evaluate our long term business, financial performance and prospects. If we do not succeed in launching new business upon any investment opportunity to supplement our current minimal operations, our future results of operations and growth prospects may be materially and adversely affected.

Risks Related to Us and Our Securities

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets are located outside the United States. In addition, our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

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Our corporate affairs are governed by our second amended and restated memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

There is also uncertainty as to whether the courts of the Cayman Islands would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The uncertainty relates to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. The courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

We may be treated as a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we would be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our ordinary shares, the U.S. holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. As a result of the disposition of all of our shareholdings in Plastec in October 2016 and based on the expected composition (and estimated values) of the assets and the nature of the income of us and our subsidiaries and our current plans of operation, we are expected to be treated as a PFIC in the near future. However, our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.

A national securities exchange may not list our securities, or if a national securities exchange does grant such listing, it could thereafter delist our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We may consider applying to have our ordinary shares listed on a national securities exchange if circumstances permit. However, there is no assurance that such an application will be made or that we will be successful in our efforts to have our securities listed. If a national securities exchange does not list our securities or if it grants such listing and thereafter delists our securities, we could face significant material adverse consequences, including:

•	A limited availability of market quotations for our securities;

•	A reduced liquidity with respect to our securities;

•	A determination that our ordinary shares are “penny stocks” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

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•	A limited amount of news and analyst coverage for us; and

•	A decreased ability to issue additional securities or obtain additional financing in the future.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our ordinary shares may be adversely affected.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We are a relatively young company with limited accounting personnel and other resources with which to address our internal controls and procedures. In addition, we must implement financial and disclosure control procedures and corporate governance practices that enable us to comply, on a stand-alone basis, with the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission, or the SEC, rules. For example, we will need to further develop accounting and financial capabilities, including the establishment of an internal audit function and development of documentation related to internal control policies and procedures. Failure to quickly establish the necessary controls and procedures would make it difficult to comply with SEC rules and regulations with respect to internal control and financial reporting. We will need to take further actions to continue to improve our internal controls. If we are unable to implement solutions to any weaknesses in our existing internal controls and procedures, or if we fail to maintain an effective system of internal controls in the future, we may be unable to accurately report our financial results or prevent fraud and investor confidence and the market price of our ordinary shares may be adversely impacted.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to perform an evaluation of our internal controls over financial reporting and file annual management assessments of their effectiveness with the SEC. The management assessment to be filed is required to include a certification of our internal controls by our chief executive officer and chief financial officer. In addition to satisfying requirements of Section 404, we may also make improvements to our management information system to computerize certain manual controls, establish a comprehensive procedures manual for US GAAP financial reporting, and increase the headcount in the accounting and internal audit functions with professional qualifications and experience in accounting, financial reporting and auditing under US GAAP.

If we become an “accelerated filer” or a “large accelerated filer” as those terms are defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our auditors will be required to attest to our evaluation of internal controls over financial reporting. Unless we successfully design and implement changes to our internal controls and management systems, or if we fail to maintain the adequacy of these controls as such standards are modified or amended from time to time, we may not be able to comply with Section 404 of the Sarbanes-Oxley Act of 2002. As a result, our auditors may be unable to attest to the effectiveness of our internal controls over financial reporting. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, adversely affect the price of our ordinary shares and our ability to raise additional capital.

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Our executive officers have limited experience managing a public company subject to United States securities laws and preparing financial statements in U.S. GAAP.

Our chief executive officer and chief financial officer, who are primarily responsible for the disclosure contained in our annual reports and financial statements filed with the SEC, have limited experience as officers of a public company subject to United States securities laws since we are the first United States public company they have managed. As a result, our executive officers chiefly in charge of our disclosure have limited experience with United States securities laws and U.S. GAAP. Accordingly, they may not have sufficient knowledge to properly interpret the extensive SEC financial reporting and disclosure rules or all relevant U.S. GAAP accounting standards and guidance, and may have to rely on third party advisers for compliance. If we are unable to engage knowledgeable third party advisers or our executive officers improperly interpret SEC financial reporting and disclosure rules and U.S. GAAP accounting standards and guidance, investor confidence and the market price of our securities may be adversely impacted.

One of our directors and officers controls a significant amount of our ordinary shares and his interests may not align with the interests of our other shareholders.

Kin Sun Sze-To, our Chairman of the Board of Directors, currently has beneficial ownership of approximately 78.3% of our issued and outstanding ordinary shares. This significant concentration of share ownership may adversely affect or reduce the trading price of our ordinary shares because investors often perceive a disadvantage in owning shares in a company with one or several controlling shareholders. Furthermore, our directors and officers, as a group, have the ability to significantly influence or control the outcome of all matters requiring shareholders’ approvals, including electing directors and approving mergers or other business combination transactions. These actions may be taken even if they are opposed by our other shareholders. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company.

Our executive officers have become affiliated with SYB following divestment of our shareholdings in Plastec and have thereafter allocated their time in pursuit of businesses of Plastec thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to remain as a going concern.

Our executive officers are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations (albeit limited currently) and their commitments vis-à-vis Plastec as part and parcel of our divestment of our shareholdings in Plastec to SYB. None of our executive officers is obligated to devote any specific number of hours to our affairs. If their other business affairs vis-à-vis Plastec require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to remain as a going concern from a long-term perspective. Additionally, our executive officers may become aware of business opportunities which may be appropriate for presentation to us and SYB/Plastec to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. As a result, a potential business opportunity may preferentially be presented to SYB/Plastec ahead, or instead, of to us and we may not be afforded a realistic chance of exploring any business opportunity.

Our ability to consummate any investment opportunity will be dependent on the efforts of our key personnel.

Our ability to successfully effect any investment opportunity will be dependent upon the efforts of our key personnel. As indicated above, our executive officers are not required to commit their full time efforts to our affairs. Accordingly, there is no assurance that they will spend sufficient time to our locating any potential investment opportunity. Further, the unexpected loss of our executives could have a detrimental effect on us and our ability to realize any potential investment opportunity.

Because of our limited resources, other companies may have a competitive advantage in locating and consummating investment opportunities.

We expect to encounter competition from entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for investment opportunities. Many of these entities are well established and have extensive experience in identifying and effecting investment opportunities directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. The foregoing may place us at a competitive disadvantage in successfully locating and consummating any investment opportunity.

The market price for our shares may be volatile.

The market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our operating results and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts;

•	fluctuations of exchange rates between the RMB, the Hong Kong dollar and the U.S. dollar.

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Volatility in the price of our shares may result in shareholder litigation that could in turn result in substantial costs and a diversion of our management’s attention and resources.

The financial markets in the United States and other countries have experienced significant price and volume fluctuations, and market prices have been and continue to be extremely volatile. Volatility in the price of our shares may be caused by factors outside of our control and may be unrelated or disproportionate to our results of operations. In the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against such company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

If we do not pay dividends on our shares, shareholders may be forced to benefit from an investment in our shares only if those shares appreciate in value.

The payment of dividends in the future will be entirely within the sole discretion of our board of directors. Whether future dividends will be declared will largely be contingent upon Plastec’s ability to achieve the prospective performance target for the year ended December 31, 2018 pursuant to the terms of the Agreement, of which there can be no assurance, and our cash flow needs for future development; all of which may be adversely affected by one or more of the factors described herein. Accordingly, we may not declare or pay additional dividends in the future. Even if the board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board may deem relevant. If we determine not to pay any dividends in future, realization of a gain on shareholders’ investments will depend on the appreciation of the price of our shares, and there is no guarantee that our shares will appreciate in value.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents will be sufficient to meet our anticipated cash needs at least for the next twelve month. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more additional credit facilities. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The following factors, among others, could cause actual results to materially differ from those set forth in the forward-looking statements:

•	continued compliance with government regulations;

•	changing legislation or regulatory environments;

•	requirements or changes affecting the businesses in which we are engaged;

•	changing interpretations of accounting principles;

•	general economic conditions; and

•	other relevant risks detailed in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in this prospectus in the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

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PER SHARE MARKET INFORMATION

Our ordinary shares are quoted on the OTC Bulletin Board under the symbols “PLTYF”. The following table sets forth the range of high and low closing sale prices for the shares for the periods indicated.

	Ordinary Shares		Units
Period	High	Low	High	Low
April 2018	$24.80	$10.00	$6.00	$6.00
March 2018	$24.80	$4.00	$6.00	$6.00
February 2018	$4.00	$4.00	$6.00	$6.00
January 2018	$4.00	$4.00	$6.00	$6.00
December 2017	$4.20	$4.00	$6.00	$6.00
November 2017	$4.20	$4.20	$6.00	$6.00
October 2017	$4.20	$4.20	$6.00	$6.00

Fiscal Quarter for
FY Ending Dec. 31, 2018:
First Quarter	$24.80	$4.00	$6.00	$6.00

Fiscal Quarter for
FY Ended Dec. 31, 2017:
Fourth Quarter	$4.20	$4.00	$6.00	$6.00
Third Quarter	$6.50	$4.20	$6.00	$6.00
Second Quarter	$8.00	$4.50	$6.00	$6.00
First Quarter	$8.00	$4.38	$6.00	$6.00

Fiscal Quarter for
FY Ended Dec. 31, 2016:
Fourth Quarter	$12.00	$2.50	$6.00	$6.00
Third Quarter	$9.50	$9.50	$6.00	$6.00
Second Quarter	$9.50	$9.00	$6.00	$6.00
First Quarter	$9.50	$7.80	$6.00	$6.00
FY Ended Dec. 31, 2015:
Fourth Quarter	$8.01	$7.80	$6.00	$6.00
Third Quarter	$8.00	$6.50	$6.00	$6.00
Second Quarter	$6.50	$6.50	$6.00	$6.00
First Quarter	$6.50	$6.50	$6.00	$6.00

FY Ended Dec 31,
2017	$4.20	$4.00	$6.00	$6.00
2016	$12.00	$2.50	$6.00	$6.00
2015	$8.01	$6.50	$7.50	$3.00
2014	$7.00	$5.00	$7.50	$3.00
2013	$9.00	$5.50	$7.50	$3.00

Approximate Number of Holders of Securities

As of April 26, 2018, there were 17 shareholders of record holding a total of 12,938,128 of our ordinary shares.

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CAPITALIZATION

The following table sets forth our capitalization, as of March 31, 2018, on an actual basis:

You should read this table in conjunction with “Management Discussion and Analysis of Financial Condition and Results of Operations”, our consolidated financial statements and related notes included elsewhere in this prospectus. The information presented in the capitalization table below is unaudited.

As of March 31, 2018
Actual
(in HK$’000, except per share data)	(unaudited)
Bank borrowings	-

Equity:
Preferred shares (US$0.001 par value; 1,000,000 share authorized, none issued and outstanding)	-
Ordinary shares (US$0.001 par value; 100,000,000 shares authorized, 12,938,128 shares issued and	101
outstanding as of April 30, 2017)

Additional paid-in capital	26,050

Accumulated other comprehensive income	(31)

Retained earnings	746,880

Total shareholders’ equity	773,000

Total capitalization	773,000

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities under this prospectus.

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DIVIDEND POLICY

The payment of dividends in the future will be entirely within the sole discretion of our board of directors. Whether future dividends will be declared will depend upon our future growth and earnings, of which there can be no assurance, and our cash flow needs for future development; all of which may be adversely affected by one or more of the factors discussed in “Risk Factors.” Accordingly, we may not declare or pay any additional dividends in the future. Even if the board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board may deem relevant.

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EXCHANGE RATE INFORMATION

Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars in this prospectus were made at the noon buying rate in the City of New York for cable transfers of Hong Kong dollars as certified for customs purposes by the Federal Reserve Bank of New York on April 20, 2018, which was HK$7.8448 to U.S.$1.00. We make no representation that any Hong Kong dollars or U.S. dollar amounts could have been, or could be, converted into U.S. dollar or Hong Kong dollars, as the case may be, at any particular rate, at the rates stated below, or at all.

The following table sets forth information concerning exchange rates between the Hong Kong dollar and the U.S. dollar for the periods indicated, in Hong Kong dollars per U.S. dollar. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in the prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

Period	Period End	Average (1)	Maximum	Minimum
April 2018	7.8483	7.8482	7.8499	7.8432
March 2018	7.8484	7.8413	7.8486	7.8310
February 2018	7.8262	7.8222	7.8267	7.8194
January 2018	7.8210	7.8190	7.8230	7.8161
December 2017	7.8128	7.8128	7.8228	7.8050
November 2017	7.8093	7.8052	7.8118	7.7955
October 2017	7.8015	7.8053	7.8106	7.7996

FY Ended Dec. 31, 2017	7.8128	7.7926	7.8267	7.7540
FY Ended Dec. 31, 2016	7.7534	7.7618	7.8270	7.7505
FY Ended Dec. 31, 2015	7.7507	7.7525	7.7685	7.7495
FY Ended Dec. 31, 2014	7.7531	7.7554	7.7648	7.7497
FY Ended Dec. 31, 2013	7.7539	7.7565	7.7629	7.7526

Source:  The exchange rate refers to the noon buying rate as set forth in the weekly H.10 statistical release of the Federal Reserve Board.

(1)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

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SELECTED CONSOLIDATED FINANCIAL DATA

The selected financial information set forth below has been derived from our audited financial statements for the years ended December 31, 2017, 2016, 2015, 2014 and 2013.

The disposal of Plastec represented a strategic shift and had a major effect on our results of operations. Accordingly, assets and liabilities, revenues and expenses, and cash flows related to the disposed business lines have been reclassified as discontinued operations in the consolidated financial statements for the years ended December 2017, 2016 and 2015. The consolidated balance sheets as of December 31, 2016, the consolidated statements of operations and comprehensive income and the consolidated statements of cash flows for the years ended December, 2016 and 2015 have been adjusted retrospectively to reflect this strategic shift.

The selected financial information below is only a summary and should be read in conjunction with our audited financial statements and notes thereto contained elsewhere herein. The selected consolidated statements of operations data for the years ended December 31, 2017, 2016 and 2015 and the consolidated balance sheet data as of December 31, 2017 and 2016 have been derived from our audited consolidated financial statements prepared and presented in accordance with U.S. GAAP, which are included in this prospectus. The selected consolidated statements of operations data for the years ended December 31, 2014 and the consolidated balance sheet data as of December 31, 2015, 2014 and 2013 have been derived from our audited consolidated financial statements prepared and presented in accordance with U.S. GAAP, which are not included in this prospectus. The selected consolidated statements of operations data for the year ended December 31, 2013 have been derived from our financial statements for the relevant period, which are not included in this prospectus. The financial results should not be construed as indicative of financial results for subsequent periods.

Our results of operations in any period may not necessarily be indicative of the results that may be expected for any future period. See “Risk Factors” beginning on page 7 of this prospectus.

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	For the year ended
	ended December 31,
	2017		2016		2015		2014		2013
	(HK$’000, except for per share data)
	(Audited)		(Audited)		(Audited)		(Audited)		(Unaudited)
Revenues		-		-		-		-		16,407
Cost of revenues		-		-		-		-		(14,060)
Gross profit/(loss)		-		-		-		-		2,347
Selling, general and administrative expenses		(19,593)		(18,946)		(27,812)		(20,022)		(31,649)
Other income		16,413		23,874		25,161		23,907		27,919
Write-off of property, plant and equipment		-		-		-		-		(14,920)
Gain/(loss) on disposal of property, plant and equipment		-		545		-		122		(3,481)
Gain on disposal of subsidiary		-		-		-		29,125		-
Income/(loss) from operations		(3,180)		5,473		(2,651)		33,132		(19,784)
Interest income		2,258		1,276		1,028		963		52
Interest expense		-		-		-		-		(163)
Income/(loss) before income tax expense		(922)		6,749		(1,623)		34,095		(19,895)
Income tax (expense)/benefits		(524)		(1,241)		(294)		(3,169)		5,240
Net income/(loss) from continuing operations		(1,446)		5,508		(1,917)		30,926		(14,655)
Discontinued operations:
Net income from discontinued operations (including gain of HK$540,921 upon the disposal in the year ended December 31, 2016)		141,341		717,721		163,204		157,206		104,509
Income tax expenses from discontinued operations		-		(31,187)		(29,952)		(20,311)		(8,974)
Net income from discontinued operations attributable to the Company’s shareholders		141,341		686,534		133,252		136,895		95,535
Net income attributable to the Company’s shareholders		139,895		692,042		131,335		167,821		80,880
Net income per share
Weighted average number of ordinary shares
- Continuing operations		12,938,128		12,938,128		12,938,128		12,938,128		13,503,623
- Discontinued operations		12,938,128		12,938,128		12,938,128		12,938,128		13,503,623

Weighted average number of diluted ordinary shares
- Continuing operations		12,938,128		12,938,128		12,938,128		12,938,128		13,503,623
- Discontinued operations		12,938,128		12,938,128		12,938,128		12,938,128		13,503,623

Basic income per share attributable from
- Continuing operations	HK$	(0.11)	HK$	0.44	HK$	(0.15)	HK$	2.39	HK$	(1.09)
- Discontinued operations	HK$	10.92	HK$	53.06	HK$	10.35	HK$	10.61	HK$	7.09

Diluted income per share attributable from
- Continuing operations	HK$	(0.11)	HK$	0.44	HK$	(0.15)	HK$	2.39	HK$	(1.09)
- Discontinued operations	HK$	10.92	HK$	53.06	HK$	10.35	HK$	10.61	HK$	7.09

	December 31,
	2017		2016		2015		2014		2013
	(HK$’000)
	(Audited)		(Audited)		(Audited)		(Audited)		(Audited)
Total assets		780,263		793,599		1,302,872		1,271,156		1,154,821
Total liabilities		10,933		11,975		362,186		338,166		351,207
Total shareholders’ equity		769,330		781,624		940,686		932,990		803,614

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MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We used to be a vertically integrated plastic manufacturing services provider providing comprehensive precision plastic manufacturing services (through our former wholly owned subsidiary, Plastec) from mold design and fabrication and plastic injection manufacturing to secondary-process finishing as well as parts assembly to leading international OEMs, ODMs and OBMs of consumer electronics, electrical home appliances, telecommunication devices, computer peripherals and precision plastic toys.

Following consummation of the divestment transactions on October 11, 2016 and pursuant to the terms of the Agreement more particularly described in the “Corporate History and Developments” section of his prospectus, we no longer own Plastec with the result that our only operations have generally been, or will be, to (i) complete the construction of our manufacturing plant in Kai Ping, China which was disposed of to SYB prior to its official operation in April 2018, (ii) collect rental income from certain property we own and that is being leased to one of Plastec’s subsidiaries, (iii) collect the payments upon Plastec achieving the performance targets for the years ended December 31, 2016 and 2017 (which Plastec already did) and 2018 as described in the Agreement; and (iv) to explore other investment opportunities.

To date, we have not identified any investment opportunities, the pursuit of which we believe would be advantageous to us to supplement our current minimal operations. As a result, we cannot assure you that we will be able to locate any such investment opportunity in the future and accordingly there is no current basis for you to evaluate the possible merits or risks of any investment opportunity we may ultimately pursue.

Although our management will endeavor to evaluate the risks inherent in any particular investment opportunity, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or not be exposed to potential risks which could have a material and adverse effect on ability to manage our business. Further, as a result of our current minimal operations, limited sources of revenues and the need to maintain adequate control of our costs and expenses, we may not be able to attract, train, motivate and recruit suitably qualified personnel to explore or effect any investment opportunity thereby making it difficult for you to evaluate our long term business, financial performance and prospects. If we do not succeed in launching any new business upon an investment opportunity to supplement our current minimal operations, our future results of operations and growth prospects may be materially and adversely affected arising from a lack of business diversification.

Our ability to successfully effect any investment opportunity will also be dependent upon the efforts of our key personnel. However, our executive officers are not required to, and it is unlikely that they will, commit and devote their full time efforts to our affairs. Accordingly, there is no assurance that they will spend sufficient time to our locating any potential investment opportunity. Further, the unexpected loss of our executives could have a detrimental effect on us and our ability to realize any potential investment opportunity.

Further, we expect to encounter competition from entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for investment opportunities. Many of these entities are well established and have extensive experience in identifying and effecting investment opportunities directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. The foregoing may place us at a competitive disadvantage in successfully locating and consummating any investment opportunity.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect:

•	the reported amounts of its assets and liabilities;

•	the disclosure of its contingent assets and liabilities at the end of each reporting period; and

•	the reported amounts of revenues and expenses during each reporting period.

We continually evaluate these estimates based on our own experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources. Some of our accounting policies require a higher degree of judgment than others in their application. When reading our consolidated financial statements, you should consider:

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•	our selection of critical accounting policies;

•	the judgment and other uncertainties affecting the application of such policies; and

•	the sensitivity of reported results to changes in conditions and assumptions.

We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements:

Depreciation and amortization

Our long-lived assets include property, plant and equipment. We amortize our long-lived assets using the straight-line method over the estimated useful lives of the assets, taking into account the assets’ estimated residual values. We estimate the useful lives and residual values at the time we acquire the assets based on our management’s knowledge on the useful lives of similar assets and replacement costs of similar assets having been used for the same useful lives respectively in the market, and taking into account anticipated technological or other changes. On this basis, we have estimated the useful lives of our buildings to be twenty-five years, our furniture, fixture and equipment to be three to five years, our computer equipment to be two to three years, our motor vehicles to be five years and our plant and machinery to be five years. We review the estimated useful life and residual value for each of our long-lived assets on a regular basis. If technological changes are to occur more rapidly than anticipated, we may shorten the useful lives or lower the residual value assigned to these assets, which will result in the recognition of increased depreciation and amortization expense in the adjusted remaining useful lives.

Discontinued Operation

A disposal of a component of an entity or a group of components of an entity shall be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations. Classification as a discontinued operation occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier. Where an operation is classified as discontinued, a single amount is presented on the face of the consolidated statements of operations. The amount of total current assets, total non-current assets, total current liabilities and total non-current liabilities are presented separately on the consolidated balance sheets.

Revenues

We generated revenues from our continuing operations in fiscal years ended December 31, 2015, 2016 and 2017 as follows, which were presented as other income in our audited financial statements:

	Fiscal Years Ended December 31,
	2015		2016		2017
	(HK$'000)
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Rental income	12,768	50.7%	14,874	62.3%	15,224	92.8%
Advisory fees income	12,000	47.7%	9,000	37.7%	0	0.0%
Sundries	393	1.6%	0	0.0%	1,189	7.2%
	25,161	100.0%	23,874	100.0%	16,413	100.0%

Rental income

Our rental revenues were derived from properties located in Furong Industrial District, Furongmei Area, Shajing Street, Xinqiao Village, Bao’an District, Shenzhen City, Guangdong Province of the PRC as more particularly described in the section titled “Business - Properties” in this prospectus, which are being leased to one of Plastec’s subsidiaries and expiring in November 2018 and August 2020.

The most significant factors that directly or indirectly affect our revenues in the form of recurring rental income include the following:

•	as disclosed under the section titled “Risk Factors” in this prospectus, if current lessee of the land and premises under which our recurring rental income have been derived from terminates the underlying lease agreements prior to their stated maturities or not to renew them for another term upon their usual expiry for want of relevant land and building title certificates due to historical reasons (the renewal of which is not guaranteed but, if at all, will be subject to future negotiations and market conditions prevailing at the time), we could incur significant losses of revenues and we might experience significant difficulties in securing replacement lessee for the above mentioned land and premises, or if at all, on best available terms; in which case our business prospects and financial condition could be materially and adversely affected.

•	the state of the PRC economy.

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Advisory fees

Prior to October 11, 2016, we had received advisory fees from Plastec’s subsidiaries pursuant to advisory services agreements for provision of our know-how, practical advices and management skills and assistance to Plastec’s subsidiaries from time to time on a variety of operational, management and/or commercial issues arising from daily operations. All such advisory services agreements expired/terminated by the closing of the disposal of Plastec transaction on October 11, 2016.

Sundries

Sundries were non-recurring income. In fiscal year 2015, sundries arose from and were incidental to our disposal and closure of certain of our previous manufacturing plant in the PRC. In fiscal year 2017, sundries arose from reversal of land related charges in relation to the properties located in Furong Industrial District, Furongmei Area, Shajing Street, Xinqiao Village, Bao’an District, Shenzhen City, Guangdong Province of the PRC as more particularly described in the section titled “Business - Properties” in this prospectus.

Operating Costs

Our operating expenses arising from our continuing operations in fiscal years ended December 31, 2015, 2016 and 2017 consisted of the following:

	Fiscal Years Ended December 31,
	2015		2016		2017
	(HK$'000)
	Amount	% of Total	Amount	% of Total	Amount	% of Total

Amortization and depreciation	7,765	27.9%	7,810	41.2%	8,791	44.9%
Land related governmental charges	1,521	5.5%	1,189	6.3%	-	-%
Other general administrative expenses	18,526	66.6%	9,947	52.5%	10,802	55.1%
	27,812	100.0%	18,946	100.0%	19,593	100.0%

Selling, General and Administrative Expenses

Our selling, general and administrative expenses consisted primarily of amortization, depreciation and related governmental fees of the land and premises, legal and professional expenses, directors’ compensation, insurances, exchange differences and other administration related expenses, as well as transportation and motor vehicles related expenses.

Income Tax

Cayman Islands. We are incorporated in the Cayman Islands. The government of the Cayman Islands will not, under existing legislation, impose any income tax upon the Company or its shareholders.

British Virgin Islands. Our subsidiaries which are incorporated in the British Virgin Islands are exempted from income tax in the British Virgin Islands on their foreign-derived income.

Hong Kong. Our Hong Kong subsidiaries are subject to income tax on its profits in Hong Kong at the prevailing corporate tax rate of 16.5%. For the years ended December 31, 2015, 2016 and 2017, none of our Hong Kong subsidiaries recorded any Hong Kong profit tax on the basis that they did not have any assessable profits arising in or derived from Hong Kong.

China.   Under the PRC Enterprise Income Tax Law and Implementation Rules (“EIT Law”) effective as of January 1, 2008, all domestic enterprises and foreign-invested enterprises are subject to a unified income tax rate of 25% unless they qualify under certain limited exemptions.

Review of Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and notes thereto contained elsewhere herein.

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	Fiscal Year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$
		(HK$'000)
Revenues	-	-	-

Operating (expenses)/income, net
Selling, general and administrative expenses	(27,812)	(18,946)	(19,593)
Other income	25,161	23,874	16,413
Gain on disposal of property, plant and equipment	-	545	-
Total operating (expenses)/income, net	(2,651)	5,473	(3,180)

Income/(loss) from operations	(2,651)	5,473	(3,180)

Interest income	1,028	1,276	2,258
Income/(loss) before income tax expense	(1,623)	6,749	(922)

Income tax expense from continuing operations	(294)	(1,241)	(524)
Net income/(loss) from continuing operations attributable to the Company’s shareholders	(1,917)	5,508	(1,446)

For the year ended December 31, 2017 compared to year ended December 31, 2016

Other income. Our other income for the year ended December 31, 2017 decreased by approximately HK$7.5 million or 31.3% to HK$16.4 million from HK$23.9 million in the year ended December 31, 2016 mainly attributable to the expiry/termination of advisory services agreements with Plastec’s certain subsidiaries since October 11, 2016 and cessation of advisory fees derived therefrom. On the other hand, we recorded an increase in rental income for fiscal 2017 as a result of additional monthly rentals derived from two new lease agreements in relation to the additional floor areas as more particularly described in the section titled “Business - Properties” in this prospectus, which are being leased to one of Plastec’s subsidiaries since September 2017, and also recorded an one-off reversal of land related charges in relation to the properties as more particularly described in the section titled “Business - Properties” in this prospectus.

Selling, general and administrative expenses. Our selling, general and administrative expenses for the year ended December 31, 2017 increased by approximately HK$0.6 million or 3.4% to HK$19.6 million from HK$18.9 million in the year ended December 31, 2016, mainly attributable to increased depreciation of fixed assets located in the manufacturing plant in Kai Ping, China.

Income from operations. Our loss from operations for the year ended December 31, 2017 was approximately HK$3.2 million, decreased by HK$8.7 million from HK$5.5 million income from operations for the year ended December 31, 2016. The loss was mainly due to the cessation of advisory fees arising from expiry/termination of advisory services agreements with Plastec’s certain subsidiaries since October 11, 2016 to cover operating expenses.

Income tax expenses. Our income tax expenses for the year ended December 31, 2017 decreased by approximately HK$0.7 million to HK$0.5 million from HK$1.2 million in the year ended December 31, 2016.

Net loss. Our net loss for the year ended December 31, 2017 was HK$1.4 million, compared to net income of HK$5.5 million for the year ended December 31, 2016.

For the year ended December 31, 2016 compared to year ended December 31, 2015

Other income. Our other income for the year ended December 31, 2016 decreased by HK$1.3 million or 5.2% to HK$23.9 million from HK$25.2 million in the year ended December 31, 2015 mainly attributable to a decrease in advisory fees received from one of Plastec’s subsidiaries as the underlying advisory services agreement was terminated during fiscal 2016. On the other hand, we recorded an increase in rental income for fiscal 2016 as a result of improved monthly rental upon renewal of lease agreements in relation to the premises more particularly described in the section titled “Business - Properties” in this prospectus, which are being leased to one of Plastec’s subsidiaries.

Selling, general and administrative expenses. Our selling, general and administrative expenses for the year ended December 31, 2016 decreased by HK$8.9 million or 32.0% to HK$18.9 million from HK$27.8 million in the year ended December 31, 2015 during which year we had incurred more in terms of legal and professional fees arising from the transaction to dispose of Plastec to SYB.

Income from operations. Our income from operations for the year ended December 31, 2016 increased by HK$8.2 million to HK$5.5 million from loss of HK$2.7 million in the year ended December 31, 2015. The loss from operation in the year ended December 31, 2015 was mainly due to legal and profession fees incurred arising from the transaction to dispose of Plastec to SYB.

Income tax expenses. Our income tax expenses for the year ended December 31, 2016 increased by HK$0.9 million to HK$1.2 million from HK$0.3 million in the year ended December 31, 2015.

Net income. Our net income for the year ended December 31, 2016 increased by HK$7.4 million to HK$5.5 million from a loss of HK$1.9 million in the year ended December 31, 2015.

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Liquidity and Capital Resources

Our operations have been generally funded through a combination of net cash generated from its operations, equity capital and borrowings from financial institutions. We believe that we have adequate working capital to finance our operations.

Summary of Cash Flows

	Year Ended December 31,
	2015	2016	2017
	(HK$’000)
Net Cash From Operating Activities	241,687	191,931	(21,689)
Net Cash From Investing Activities	(150,437)	675,849	82,743
Net Cash From Financing Activities	(141,878)	(843,429)	(151,376)
	(50,628)	24,351	(90,322)

For the year ended December 31, 2017 compared to year ended December 31, 2016

Net Cash From Operating Activities. For the year ended December 31, 2017, we generated a net cash outflow from operating activities of HK$21.7 million. Compared to the year ended December 31, 2016, which we generated a net cash inflow from operating activities of HK$191.9 million. The major cash outflow in fiscal year 2017 were prepayments and deposits of approximately HK$28 million which were mainly the amounts spent for the construction of manufacturing plant in Kai Ping, China.

Net Cash From Investing Activities. For the year ended December 31, 2017, we recorded a net cash inflow from investing activities of HK$82.7 million, comprised a net cash inflow of HK$131.7 million (being payment made to us under the Agreement as a result of Plastec achieving the performance target set for the year ended December 31, 2016) and a net cash outflow of HK$48.9 million for the purchase of properties, plant and equipment mainly for the manufacturing plant in Kai Ping, China. Compared to the year ended December 31, 2016, we recorded a net cash inflow of HK$675.8 million, which was mainly attributable to the net sales proceeds from disposal of Plastec for HK$703.4 million.

Net cash generated from financing activities.  We recorded a net cash outflow by financing activities of approximately HK$151.4 million, which comprised a net cash outflow of HK$151.4 million for the dividends paid. Compared to the year ended December 31, 2016, which we recorded a net cash outflow of HK$843.48 million, which was mainly attributable to payments of dividends totaling HK$837.6 million.

For the year ended December 31, 2016 compared to year ended December 31, 2015

Net Cash From Operating Activities. For the year ended December 31, 2016, we generated a net cash inflow from operating activities of HK$191.9 million, which comprised a net cash outflow by continuing operations of HK$4.5 million and a net cash inflow from discontinued operations of HK$196.5 million. Compared to the year ended December 31, 2015, which we generated a net cash inflow from operating activities of HK$241.7 million, which comprised of a net cash inflow from continuing operations of HK$9.4 million and a net cash inflow from discontinued operations of HK$232.3 million.

Net Cash From Investing Activities. For the year ended December 31, 2016, we recorded a net cash inflow from investing activities of HK$675.8 million, comprised a net cash inflow from continuing operations of HK$703.9 million which was mainly attributable to the net sales proceeds from disposal of Plastec of HK$703.4 million and a net cash outflow by discontinued operations of HK$28.1 million. Compared to the year ended December 31, 2015, which we recorded a net cash outflow by investing activities of HK$150.4 million, which comprised of a net cash outflow by continuing operations of HK$23.8 million and a net cash outflow by discontinued operations of HK$126.6 million.

Net cash generated from financing activities.  We recorded a net cash outflow by financing activities of approximately HK$843.4 million, which comprised a net cash outflow by continuing operations of HK$837.6 million for the dividends paid, and a net cash outflow by discontinued operations of HK$5.8 million. Compared to the year ended December 31, 2015, which we recorded a net cash outflow by financing activities of HK$141.9 million, which comprised of a net cash inflow from continuing operations of HK$22.9 million, and a net cash outflow by discontinued operations of HK$164.8 million.

Working capital

We believe that we have adequate working capital for our present requirements and that our cash and cash equivalents will provide sufficient funds to satisfy our working capital requirements for the period ending 12 months from the date of this prospectus. As at the year ended December 31, 2017, we had a cash and bank balance of approximately HK$395.1 million, of which approximately HK$147.4 million was denominated in Hong Kong Dollars, approximately HK$247.5 million equivalent was denominated in US Dollars, approximately HK$0.2 million equivalent was denominated in Renminbi, respectively.

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Indebtedness

As of December 31, 2017, our indebtedness was nil.

Contractual Obligations and Commitments

The following table sets forth our contractual cash commitments as of December 31, 2017.

	Payment by Period
			Within	Within	After
		Within	2 – 3	4 – 5	5
	Total	1 Year	Years	Years	Years
	(HK$’000)

Capital commitments	90,519	90,519	-	-	-

TOTAL	90,519	90,519	-	-	-

As of December 31, 2017, our estimated interest commitment and operating lease obligations were nil.

As of December 31, 2017, we had capital commitments for purchase of plant and machineries totaling HK$90.5 million, which were expected to be disbursed during the year ending December 31, 2018 but overtaken by our disposal of the manufacturing plant in Kai Ping, China in April 2018.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our combined financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or that engages in leasing, hedging or research and development services with us. There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, net sales or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to an investor.

Quantitative and Qualitative Disclosures About Market Risks

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices.

Foreign exchange risk.  Our income is mainly denominated in Renminbi whereas our costs and capital expenditures are largely denominated in Renminbi and other foreign currencies. Fluctuations in currency exchange rates, particularly among the Hong Kong dollar, U.S. dollar and Renminbi, could have a significant impact on our financial condition and results of operations, affect our gross and operating profit margins and result in foreign exchange and operating gains or losses. We made gains of approximately HK$1,564,000 and HK$3,670,000 for the years ended December 31, 2015 and 2016, respectively, and incurred loss of approximately HK$4,004,000 for the year ended December 31, 2017. We currently do not plan to enter into any hedging arrangements, such as forward exchange contracts and foreign currency option contracts, to reduce the effect of our foreign exchange risk exposure. Even if we decide to enter into any such hedging activities in the future, we may not be able to effectively manage our foreign exchange risk exposure.

Seasonality

We have not been subject to any seasonality in our continuing operations in any material respect.

Subsequent Material Changes

Except as described under the heading “Prospectus Summary re Confirmation of Plastec’s Achievement of Performance Target for the year ended December 31, 2017 and Transfer of our Manufacturing Plant in Kai Ping, China,” there have been no material changes in our financial condition and results of operations subsequent to December 31, 2017.

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CORPORATE HISTORY AND STRUCTURE

We are a Cayman Islands company incorporated under the Companies Law. We were formed on March 27, 2008 as an exempted company with limited liability. We were originally incorporated under the name “GSME Acquisition Partners I” for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of such operating business through contractual arrangements, that had its principal operations located in the PRC.

On November 25, 2009, we closed our initial public offering, or “IPO,” of 3,600,000 units with each unit consisting of one ordinary share and one warrant, or “public warrants,” each to purchase one ordinary share at an exercise price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $36,000,000. We also issued to the underwriters in the IPO an aggregate of 360,000 unit purchase options, each to purchase a unit identical to the units sold in the IPO, at an exercise price of $15.00 per unit, of which 70,375 unit purchase options were subsequently repurchased by us in April 2012. Simultaneously with the consummation of the IPO, we consummated the private sale of 3,600,000 warrants, or “insider warrants,” at a price of $0.50 per warrant, generating total proceeds of $1,800,000. In connection with the IPO, our initial shareholders placed a total of 1,200,000 ordinary shares, or “initial shares”, in escrow pursuant to an escrow agreement with Continental Stock Transfer & Trust Company, as escrow agent.

From the consummation of our IPO until August 6, 2010, we were searching for a suitable target business to acquire. On August 6, 2010, we entered into an agreement and plan of reorganization, or “Merger Agreement,” with Plastec, each of the former Plastec shareholders and our merger subsidiary, which provided, among other things, that our wholly owned subsidiary would merge with and into Plastec, with Plastec surviving as a wholly owned subsidiary of ours then. The Merger Agreement was subsequently amended in September 2010 and December 2010 but continued to provide for our wholly owned subsidiary to merge with and into Plastec, with Plastec surviving as a wholly owned subsidiary of ours then. On December 10, 2010, we held an extraordinary general meeting of our shareholders, at which our shareholders approved the merger and other related proposals. On December 16, 2010, we closed the merger. At the closing, we issued to the former shareholders of Plastec an aggregate of 7,054,583 ordinary shares and agreed to issue the former Plastec shareholders an aggregate of 9,723,988 earnout shares additionally upon the achievement by Plastec of certain net income targets. Also at the closing, 2,615,732 of the public shares sold in our IPO were converted into cash and cancelled based on the election of the holders to exercise their conversion rights. In connection with the merger, our business then became the business of Plastec and we changed our name to “Plastec Technologies, Ltd.” On April 30, 2011, we further amended the Merger Agreement to remove certain earnout provisions contained within it and to issue an aggregate of 7,486,845 ordinary shares to the former Plastec shareholders. We subsequently repurchased from one of the former Plastec shareholders an aggregate of 1,570,000 shares.

In connection with the merger with Plastec, we amended the terms of the escrow agreement with the initial shareholders to include in escrow an aggregate of 2,418,878 of the insider warrants and to provide additional restrictions on the release from escrow of all of the securities, including the requirement to raise certain financing by December 16, 2011. On December 16, 2011, the escrow agreement was again amended and the date on which the required financing was needed by was extended to March 16, 2012. No funds were ultimately raised and as a result, a total of 806,293 initial shares and the entire 2,418,878 insider warrants held in escrow were automatically repurchased by us at an aggregate consideration of $0.01 and cancelled.

We announced the establishment of a repurchase program in December 2011, under which and as the program was subsequently extended and expanded, we were allowed to repurchase up to $5 million of our ordinary shares and public warrants in both open market and privately negotiated transactions at the discretion of our management and as market conditions allowed, or “2011 Repurchase Program.” At the completion of the 2011 Repurchase Program on September 25, 2013, we had repurchased 832,765 ordinary shares and 85,000 public warrants thereunder.

On September 25, 2013, we also announced a new repurchase program, under which and as the program was subsequently extended and expanded, we are allowed to repurchase up to $5 million of our units, ordinary shares and public warrants in both open market and privately negotiated transactions at the discretion of our management and as market conditions allowed, or “2013 Repurchase Program.” The 2013 Repurchase Program (as extended) is currently valid through September 25, 2018 and so far we have repurchased 586,010 ordinary shares and 547,600 public warrants thereunder.

On November 18, 2014, all issued and outstanding public warrants, insider warrants and unit purchase options expired and were cancelled accordingly.

On November 14, 2015, we entered into the Agreement with SYB and its wholly-owned subsidiary, SYIM. Pursuant to the Agreement, SYIM was to purchase, through a wholly-owned Hong Kong subsidiary, the entirety of our shareholding interests in Plastec for an aggregate purchase price of RMB 1,250,000,000 (or US$198,412,698), in cash (the “Transfer Price”). Of the Transfer Price, RMB 875,000,000 (or US$138,888,889) was payable within 60 days after the China Securities Regulatory Commission approved of the Issuance (as defined in the Agreement) and SYB’s receipt of the funds raised through the Issuance, the latter of which was confirmed by SYB to have happened by July 29, 2016. Accordingly, payment of the initial portion of the Transfer Price was made to us on September 21, 2016.

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The remaining RMB 375,000,000 (or US$59,523,810) of the Transfer Price (the “Remaining Amount”) was deposited into a bank account designated solely for the purpose of the transaction, supervised and administered by SYB and us jointly, with tranches of which made payable to us upon Plastec achieving certain performance targets for the years ended December 31, 2016, 2017 and 2018 (the “Performance Commitments”) as described below:

Year ending December 31,	Net Profit Target	Payment Amount
2016	HK$161,211,000	RMB 113,250,000 (US$17,976,190)
2017	HK$177,088,000	RMB 124,380,000 (US$19,742,857)
2018	HK$195,408,000	RMB 137,370,000 (US$21,804,762)

Under the Agreement, we were obliged to use our best efforts to cause certain of our executives to continue their offices with certain of Plastec’s subsidiaries and to enter into services agreements with those subsidiaries for a term expiring no earlier than December 31, 2018. The parties also agreed that if Plastec’s cumulative actual net profits for the three years ended December 31, 2018 exceeds the cumulative Performance Commitment for such period, 30% of the surplus shall be distributed to Plastec’s management team, including those members designated by us, in cash as a bonus.

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On October 11, 2016, the parties consummated the transactions contemplated by the Agreement after the fulfillment of certain other conditions, as described in the Agreement. As a result, we no longer own Plastec.

By a letter dated May 10, 2017, SYB confirmed and acknowledged to us that Plastec’s audited net profit (on a consolidated basis, after deducting non-current gains and losses) for the year ended December 31, 2016 was HK$183,958,100, which was in excess of the performance target for the year ended December 31, 2016, set at HK$161,211,000 in the Agreement, by HK$22,747,100 or approximately 14.1%. Accordingly, we were paid a further sum of RMB 113,250,000 (or US$17,976,190) of the Remaining Amount on June 1, 2017 and in accordance with the terms of the Agreement.

By a letter dated March 28, 2018, SYB confirmed and acknowledged to us that Plastec’s audited net profit (on a consolidated basis, after deducting non-current gains and losses) for the year ended December 31, 2017 was HK$183,124,000, which was in excess of the performance target for the year ended December 31, 2017, set at HK$177,088,000 in the Agreement, by HK$6,036,000 or approximately 3.4%. Accordingly, we shall be paid a further sum of RMB 124,380,000 (or US$19,742,857) of the Remaining Amount in due course and in accordance with the terms of the Agreement.

If the Performance Commitment for the year ending December 31, 2018 is met, the Remaining Amount payable for fiscal 2018 shall be paid in full. If the actual net profit of Plastec in fiscal 2018 is less than the Performance Commitment of 2018 but more than or equal to 80% thereof, then the corresponding Remaining Amount payable for fiscal 2018 shall be adjusted proportionately at that same rate. If the actual net profit of Plastec in fiscal 2018 is less than 80% of the Performance Commitment of 2018, then the corresponding Remaining Amount payable for fiscal 2018, or any part thereof, will not be paid.

The following chart illustrates the organizational structure of us and our subsidiaries as of the date of this prospectus.

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BUSINESS

Following consummation of the transactions described in this prospectus, our only operations have generally been, or will be, to (i) complete the construction of our manufacturing plant in Kai Ping, China which was disposed of to SYB prior to its official operation in April 2018, (ii) collect rental income from certain property we own and that is being leased to one of Plastec’s subsidiaries, (iii) collect the payments upon Plastec achieving the performance targets for the years ended December 31, 2016 and 2017 (which Plastec already did) and 2018 as described in the Agreement; and (iv) to explore other investment opportunities.

In accordance with the terms and spirits of the Agreement, we caused Viewmount to enter into the Manufacturing Plant Transfer Agreement on March 30, 2018, pursuant to the terms and conditions of which Viewmount was to transfer the ownership interests in the subsidiaries of Viewmount holding our newly established manufacturing plant in Kai Ping, China through their PRC subsidiaries, Kai Ping Broadway Mold Tech Co., Limited and Yong Xie Precision Tech (Kai Ping) Co., Limited, to Plastec for a total consideration of approximately HK$70,000 (or US$8,974), representing the actual registered capital injected by Viewmount into the relevant subsidiaries.

On April 20, 2018, the parties consummated the transactions contemplated by the Manufacturing Plant Transfer Agreement. The parties also settled all account payables owed by the relevant subsidiaries to Viewmount at the closing, totaling HK$258,910,000 (or US$33,193,590).

To date, we have not identified any investment opportunities, the pursuit of which we believe would be advantageous to us to supplement our current minimal operations. As a result, we cannot assure you that we will be able to locate any such investment opportunity in the future and accordingly there is no current basis for you to evaluate the possible merits or risks of any investment opportunity we may ultimately pursue.

Although our management will endeavor to evaluate the risks inherent in any particular investment opportunity, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or not be exposed to potential risks which could have a material and adverse effect on ability to manage our business. Further, as a result of our current minimal operations, limited sources of revenues and the need to maintain adequate control of our costs and expenses, we may not be able to attract, train, motivate and recruit suitably qualified personnel to explore or effect any investment opportunity thereby making it difficult for you to evaluate our long term business, financial performance and prospects. If we do not succeed in launching any new business upon an investment opportunity to supplement our current minimal operations, our future results of operations and growth prospects may be materially and adversely affected arising from a lack of business diversification.

Our ability to successfully effect any investment opportunity will also be dependent upon the efforts of our key personnel. However, our executive officers are not required to, and it is unlikely that they will, commit and devote their full time efforts to our affairs. Accordingly, there is no assurance that they will spend sufficient time to our locating any potential investment opportunity. Further, the unexpected loss of our executives could have a detrimental effect on us and our ability to realize any potential investment opportunity.

Further, we expect to encounter competition from entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for investment opportunities. Many of these entities are well established and have extensive experience in identifying and effecting investment opportunities directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. The foregoing may place us at a competitive disadvantage in successfully locating and consummating any investment opportunity.

During fiscal year 2017 and through closing of the Manufacturing Plant Transfer Agreement on April 20, 2018, our minimal operations were subject to the following laws and regulations.

Wholly-Foreign Owned Enterprise.   Our former PRC subsidiaries, namely, Kai Ping Broadway Mold Tech Co., Limited and Yong Xie Precision Tech (Kai Ping) Co., Limited, are wholly foreign-owned enterprises, each of which is subject to foreign investment laws of the PRC. Wholly foreign-owned enterprises are governed by the Law of the People’s Republic of China on Foreign-Capital Enterprises and its amendment, which were promulgated on April 12, 1986 and October 31, 2000 respectively, and its Implementation Regulations promulgated on December 12, 1990 and lately amended on February 19, 2014 (together the “Foreign Enterprises Law”), which regulate all the matters as to establishment procedures, approval procedures, registered capital requirements, foreign exchange restrictions, accounting practices, taxation, employment and all other relevant matters.

On October 8, 2016, the Interim Measures for Record-filing Administration of the Establishment and Change of Foreign-invested Enterprises (《外商投資企業設立及變更備案管理暫行辦法》, the “Interim Measures”) was promulgated by the Ministry of Commerce, pursuant to which, the establishment of foreign-invested enterprises which the special market entry management measures prescribed do not apply to and their changes shall be subject to record-filing instead of examination and approval. Within the record-filing scope stipulated in the Interim Measures, a foreign-invested enterprise shall fill in online and submit an application of record-filing for its establishment or change and the relevant documents for completing the record-filing procedures.

Further, any investments conducted by foreign investors and foreign enterprises in the PRC shall be subject to the Guidance Catalogue of Industries for the Foreign Investment (the “Guidance Catalogue”), the latest version of which was promulgated by the MOC and the National Development and Reform Commission on March 10, 2015 and came into effect on April 10, 2015. The Guidance Catalogue set out categories of foreign investment industries, namely, the Encouraged Foreign Investment Industries, the Restricted Foreign Investment Industries and the Prohibited Foreign Investment Industries. Any industry not listed in the Guidance Catalogue is classified as the Permitted Foreign Investment Industries. Under the Guidance Catalogue, our business does not fall under the prohibited or the restricted categories for foreign investments. Pursuant to Announcement No. 22, 2016 issued by the National Development and Reform Commission and the Ministry of Commerce (《國家發展和改革委員會 / 商務部2016年第22號公告》, the “Announcement No. 22”) on 8 October 2016, the special market entry management measures shall be implemented with reference to the relevant regulations in relation to the restricted foreign-invested industries, prohibited foreign-invested industries and encouraged foreign-invested industries with requirements as to shareholding and senior management stipulated in the Guidance Catalogue.

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Labor and Social Security. Pursuant to the Labor Law of the PRC, which was promulgated on July 5, 1994 and became effective on January 1, 1995, and the Labor Contract Law of the PRC, which became effective on January 1, 2008 and was amended on December 28, 2012, labor contracts shall be concluded in writing if labor relationships are to be or have been established between enterprises or entities on one hand and the laborers on the other hand. Further, under the Regulations on Paid Annual Leave for Employees, which became effective on January 1, 2008, employees who have served more than one year with an employer are entitled to a paid vacation ranging from five to fifteen days, depending on their length of service. Employees who waive such vacation entitlement at the request of the employer shall be compensated at three times their normal salaries for each waived vacation day.

As required under the Regulation of Insurance for Labor Injury, implemented on January 1, 2004, the Provisional Measures for Maternity Insurance of Employees of Corporations, implemented on January 1, 1995, the Decisions on the Establishment of a Unified Programme for Old-Aged Pension Insurance of the State Council, issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Programme for Urban Workers of the State Council, promulgated on December 14, 1998, the Unemployment Insurance Measures, promulgated on January 22, 1999, and the Social Insurance Law of the PRC, implemented on July 1, 2011, enterprises are obliged to provide their employees in the PRC with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance and medical insurance. Enterprises must apply for social insurance registration with local social insurance agencies and pay premiums for their employees. If an enterprise fails to pay the required premiums on time or in full amount, the authorities in charge will demand the enterprise to settle the overdue amount within a stipulated time period and impose a 0.05% overdue fine. If the overdue amount is still not settled within the stipulated time period, an additional fine with an amount of three to five times of the overdue amount will be imposed.

According to the Administrative Regulation on Management of Housing Provident Fund (《住房公積金管理條例》), which was promulgated by the State Council on April 3, 1999, became effective on the same day and was amended on March 24, 2002, enterprises must register with the competent managing center for housing funds and, upon the examination by such managing center of housing fund, complete procedures for opening an account at the relevant bank for the deposit of employees’ housing funds. Employers are required to contribute, on behalf of their employees, to housing accumulation funds. The payment is required to be made to local administrative authorities. Any employer who fails to contribute may be fined and ordered to make good the deficit within a stipulated time limit.

Fire Control.

According to the Fire Control Law of the PRC promulgated on September 1, 1998 and amended on October 28, 2008, we were required to submit the design and drawings of a construction project, relating to the construction of manufacturing plant at Kai Ping, to the relevant fire control bureau for approval before commencement of the construction. Also upon completion of a construction project, fire prevention mechanisms of the construction project should be evaluated and approved by the relevant fire control bureau before commencement of operation.

Properties

As of the date of this prospectus, our subsidiary, namely Broadway Manufacturing Company Limited, has the right to use the parcels of land (of total site area 47,190 square meters) located in Furong Industrial District, Furongmei Area, Shajing Street, Xinqiao Village, Bao’an District, Shenzhen City, Guangdong Province of the PRC which together with industrial building and premises for dormitory purpose built thereon (of total gross floor area 108,180 square meters) are being leased to one of Plastec’s subsidiaries on terms as follows (referred to also as “Tenancy Agreements”):

Lessee	Location	Lessor	Site area/Gross floor area (sq. m.)	Status of Land	Term of Lease	Fees

Broadway Precision (Shenzhen) Co. Ltd.	Furong Industrial District, Furongmei Area, Shajing Street, Xinqiao Village, Bao’an District, Shenzhen City, Guangdong Province	Broadway Manufacturing Company Limited	47,190/81,251	Collectively owned land	12/1/2015 to 11/30/2018	RMB 893,761 per month

Broadway Precision (Shenzhen) Co. Ltd.	Furong Industrial District, Furongmei Area, Shajing Street, Xinqiao Village, Bao’an District, Shenzhen City, Guangdong Province	Broadway Manufacturing Company Limited	47,190/16,036	Collectively owned land	12/1/2015 to 11/30/2018	RMB 128,292 per month

Broadway Precision (Shenzhen) Co. Ltd.	Block A, Furong Industrial District, Furongmei Area, Xinqiao Street, Xinqiao Village, Bao’an District, Shenzhen City, Guangdong Province	Broadway Manufacturing Company Limited	47,190/5,476	Collectively owned land	9/1/2017 to 8/31/2020	RMB 54,760 per month

Broadway Precision (Shenzhen) Co. Ltd.	Block B, Furong Industrial District, Furongmei Area, Xinqiao Street, Xinqiao Village, Bao’an District, Shenzhen City, Guangdong Province	Broadway Manufacturing Company Limited	47,190/5,417	Collectively owned land	9/1/2017 to 8/31/2020	RMB 54,170 per month

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Executives and Directors

As of the date of this prospectus, we have no employees but have two executive officers and two independent directors. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether an investment opportunity has been targeted and works arising therefrom. Accordingly, once management locates a suitable investment opportunity, they will consequently spend more time to our affairs than they would prior to locating a suitable investment opportunity and we do not intend to have any full time employees prior to that event.

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DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

Directors and Senior Management

Our current directors and officers are:

Name	Age	Position
Kin Sun Sze-To (4)	56	Chairman of the Board and Chief Executive Officer and Chief Operating Officer
Ho Leung Ning (4)	57	Chief Financial Officer and Director
Chung Wing Lai (1) (2) (3)	70	Director
Joseph YiuWah Chow (1) (2) (3)	58	Director

(1)	Serves as a member of the Audit Committee.
(2)	Serves as a member of the Compensation Committee.
(3)	Serves as a member of the Nominating and Corporate Governance Committee.
(4)	Serves as a member of the Executive Committee.

Kin Sun Sze-To has been our Chairman of the Board and Chief Executive Officer since the consummation of the merger in December 2010 and more recently has also served as our Chief Operating Officer since consummation of the disposal of our shareholdings in Plastec to SYB in October 2016. He has also been a non-independent director of SYB since January 2018. Mr. Sze-To is responsible for exploring, directing and reviewing our long-term investment opportunities and business development strategies. Mr. Sze-To started his career in the specialized field of spraying and silk screening of plastics products, before diversifying and accumulating over 20 years of experience in other areas of the plastic injection and molding industry. We believe Mr. Sze-To’s past business experience as well as his contacts and relationships make him well qualified to be a member of our board of directors. Mr. Sze-To graduated from the Third Kaiping High School of China in 1978 and completed a 2-year Organizational Design Program for Enterprise Founders conducted by the HSBC Business School of Peking University in 2014.

Ho Leung Ning has served as our Chief Financial Officer and a Director of ours since the consummation of the merger in December 2010. He has also served as Deputy Vice President of SYB since August 2017. Mr. Ning is responsible for our corporate planning and financial activities, and he has over 20 years of experience in the banking and finance industry. Prior to joining Plastec, Mr. Ning was the Assistant General Manager of the Hong Kong branch of The Bank of Tokyo Mitsubishi UFJ Ltd. We believe Mr. Ning’s past business experience and financial knowledge and understanding makes him well qualified to be a member of our board of directors. Mr. Ning graduated from the Hong Kong Baptist University with an Honors Diploma in Economics in 1984.

Chung Wing Lai has been a Director of ours since the consummation of the merger in December 2010. Since July 2002, Mr. Lai has been involved in business consultancy and advisory work in the Asia Pacific region. From 1999 to February 2009, he was an independent non-executive director of Kingboard Copper Foil Holdings Ltd, a public listed company on The Stock Exchange of Singapore. He was previously the managing director of Seaunion Holdings Ltd. (now known as South Sea Petroleum Holdings Ltd), an oil and gas company listed on The Stock Exchange of Hong Kong Ltd. From February 2009 through May 2016, he was an independent non-executive director of Kingboard Chemical Holdings Ltd, a public listed company on The Stock Exchange of Hong Kong Ltd. We believe Mr. Lai’s past business experience, including serving as an independent director of a number of publicly listed companies, makes him well qualified to be a member of our board of directors. Mr. Lai received a Bachelor-of-Laws (Honours) degree from the University of London in 1983.

Joseph Yiu Wah Chow has been a Director of ours since the consummation of the merger in December 2010. Mr. Chow has over 20 years experience in auditing, accounting, and financial management. He has been a senior partner of JYC & Company, an accounting firm, since January 2006 and a practicing director of KTC Partners CPA Ltd. since May 2008. We believe Mr. Chow’s financial background in auditing, accounting and financial management makes him well qualified to be a member of our board of directors and chairman of our audit committee. Mr. Chow graduated from the University of Ulster in the United Kingdom with a Bachelor degree in Accounting in 1989. Additionally, Mr. Chow is also admitted as a member of Association of Chartered Certified public Accountants in 1991 and a member of the Hong Kong Institute of Certified Public Accountants in 1992. He has also been an associate member of the Taxation Institute of Hong Kong since 1992, Hong Kong Securities Institute since 1998 and Institute of Chartered Accountants in England and Wales since 2006.

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Director Term of Office

Each director serves until our next annual general meeting, if one is called for, and until his successor is elected and qualified. We have not entered into service or similar contracts with our directors.

Board Committees

We have standing executive, audit, compensation and nominating and corporate governance committees. Except for the executive committee, each of these committees is comprised entirely of independent directors, as defined by the listing standards of the NASDAQ Stock Market. Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Executive Committee

Our executive committee is currently comprised of Kin Sun Sze-To and Ho Leung Ning. While the executive committee does not have a formal written charter, the board has determined that the executive committee’s responsibilities will be to generally manage our business affairs and exercise all powers of the board (other than actions that would require the board to act as a whole or which actions are vested in other committees of the board or require shareholder approval).

Audit Committee Information

Our audit committee is currently comprised of Joseph Yiu Wah Chow and Chung Wing Lai, with Joseph Yiu Wah Chow serving as chairman. The audit committee, pursuant to the audit committee charter, is responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of our internal accounting controls and reviewing all related party transactions.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NASDAQ listing standards. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, our board of directors has determined that Joseph Yiu Wah Chow satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is currently comprised of Chung Wing Lai and Joseph Yiu Wah Chow, with Chung Wing Lai serving as chairman. The nominating and corporate governance committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full board of directors the appointment of each of our executive officers. It also periodically prepares and submits to the board of directors for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and report thereon to the board.

Compensation Committee

Our compensation committee currently is comprised of Joseph Yiu Wah Chow and Chung Wing Lai, with Joseph Yiu Wah Chow serving as chairman. The principal functions of the compensation committee are to:

•	evaluate the performance of our officers;
•	review any compensation payable to our directors and officers;
•	prepare compensation committee reports; and
•	administer the issuance of any ordinary shares or other equity awards issued to our officers and directors.

Compensation of Non-Executive Independent Directors

Following consummation of our divestment of our shareholdings in Plastec to SYB on October 11, 2016 and as a result of our current minimal operations, effective from November 2016 each of our current non-executive independent directors has been paid HK$10,000 for each month that they continue to serve on our board.

During the year ended December 31, 2017, the aggregate amount of compensation paid to our non-executive independent directors was HK$240,000.

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Compensation of Executive Officers

Following consummation of our divestment of our shareholdings in Plastec to SYB on October 11, 2016 and as a result of our current minimal operations, effective from November 2016 each of our current executive officers has received monthly cash compensation in the sum of HK$10,000.

During the year ended December 31, 2017, the aggregate amount of compensation paid to our executive officers was HK$240,000.

The following table sets forth the compensation of our named executive officers for the year ended December 31, 2017:

Name and Principal Position	Year ended December 31,	Salary (HK$)	Total (HK$)
Kin Sun Sze-To	2017	120,000	120,000
Chairman of the Board and Chief Executive Officer and Chief Operating Officer

Ho Leung Ning	2017	120,000	120,000
Chief Financial Officer

Code of Ethics

In November 2009, our board of directors adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries. We will provide to any person upon request, without charge, a copy of our code of ethics. Please direct such requests in writing to us, Attention Kin Sun Sze-To, c/o Unit 01, 21/F, Aitken Vanson Centre, 61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

Principal Legal Advisers

Our principal legal adviser in the United States is Graubard Miller, located at 405 Lexington Avenue, New York, New York 10174. Our principal legal adviser in the Cayman Islands is Maples and Calder, located at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands. Our principal legal adviser in the People’s Republic of China is Jingtian & Gongcheng, located at 34/F, Tower 3, China Central Place, 77 Jianguo Road, Chaoyang District, Beijing 100025 People’s Republic of China.

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PRINCIPAL SHAREHOLDERS

The following table sets forth, as of April 26, 2018, certain information regarding beneficial ownership of our shares by each person who is known by us to beneficially own more than 5% of our shares. The table also identifies the share ownership of each of our directors, each of our named executive officers, and all directors and officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated. Our major shareholders do not have different voting rights than any other holder of our shares.

Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities, if any, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power. Except as otherwise indicated below, each beneficial owner holds voting and investment power directly. The percentage of ownership is based on 12,938,128 shares issued and outstanding as of April 26, 2018.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Major Shareholder(s):
Kwok Wa Hung	1,014,753	(2)	7.8%
Directors and Executive Officers:
Kin Sun Sze-To	10,134,283	(3)	78.3%
Ho Leung Ning	241,971	(4)	1.9%
Chung Wing Lai	0		0%
Joseph Yiu Wah Chow	0		0%
All directors and executive officers as a group (4 individuals)	10,376,254		80.2%

(1)	Unless otherwise indicated, the business address of each of the individuals is Unit 01, 21/F, Aitken Vanson Centre, 61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong. Unless otherwise indicated, none of the individuals have voting rights that differ from other shareholders.

(2)	The business address of Mr. Hung is c/o 16th Floor, Guangdong Finance Building, 88 Connaught Road West, Central, Hong Kong. The foregoing information is derived from a Schedule 13G/A filed with the SEC on March 03, 2015 and other information known to us.

(3)	Consists of 9,245,382 ordinary shares held by Sun Yip Industrial Company Limited and 888,901 ordinary shares held by Tiger Power Industries Limited (“Tiger Power”), each of which is an entity controlled by Mr. Sze-To. The foregoing information is derived from a Schedule 13D/A filed with the SEC on January 5, 2017.

(4)	Includes 241,971 ordinary shares held by Expert Rank Limited, an entity controlled by Mr. Ning.

As of April 26, 2018, there were 17 shareholders of record holding a total of 12,938,128 of our ordinary shares. To the best of our knowledge there were 4 shareholders of record with addresses in the United States holding 554,439 (4.3%) of our outstanding ordinary shares. The foregoing calculations include 1 unit holder with a United States address holding 1,694 units, each consisting of 1 ordinary share. Ordinary shares held in the names of banks, brokers and other intermediaries were assumed to be held by residents of the same country in which the bank, broker or other intermediary was located.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Code of Ethics and Related Person Policy

In November 2009, our board of directors adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries.

Our Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee, if one exists). Related-party transactions with respect to smaller reporting companies such as us are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year end for the last two completed years, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our shares, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will be able to participate in the approval of any transaction in which he is a related party, but that director will be required to provide the audit committee with all material information concerning the transaction. Additionally, we will require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Our Related Person Transactions

Corporate guarantees provided by us for Plastec

We had been (as in the past) providing corporate guarantees to various financial institutions as collaterals to secure various credit facilities and financing of machineries for Plastec and certain of its operating subsidiaries, each of which Kin Sun Sze-To is a director thereof. All such corporate guarantees were duly cancelled and terminated by May 2017 and accordingly, there was no outstanding amount of corporate guarantees for such purposes as of December 31, 2017.

Interests of our Executive Officers in connection with Share Transfer Agreement

Under the Share Transfer Agreement, if the cumulative net profits of Plastec for the three years ended December 31, 2018 exceeds the cumulative Performance Commitment for such period, an amount equal to 30% of the surplus shall be distributed to Plastec’s management team, including those designated by us, in cash as a bonus (the “Performance Bonus”). See the section titled “Corporate History and Structure” in this prospectus.

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Tenancy Agreements with Plastec’s subsidiary

As more particularly described in the section titled “Properties” in this prospectus, we have, in the ordinary course of our business, leased properties located in Furong Industrial District, Furongmei Area, Shajing Street, Xinqiao Village, Bao’an District, Shenzhen City, Guangdong Province of the PRC to one of Plastec’s subsidiaries, expiring in November 2018 and August 2020..

Manufacturing Plant Transfer Agreement

In accordance with the terms and spirits of the Agreement, we caused Viewmount to enter into the Manufacturing Plant Transfer Agreement with Plastec on March 30, 2018, pursuant to the terms and conditions of which Viewmount was to transfer the ownership interests in the subsidiaries of Viewmount holding our newly established manufacturing plant in Kai Ping, China through their PRC subsidiaries, Kai Ping Broadway Mold Tech Co., Limited and Yong Xie Precision Tech (Kai Ping) Co., Limited, to Plastec for a total consideration of approximately HK$70,000 (or US$8,974), representing the actual registered capital injected by Viewmount into the relevant subsidiaries.

On April 20, 2018, the parties consummated the transactions contemplated by the Manufacturing Plant Transfer Agreement. The parties also settled all account payables owed by the relevant subsidiaries to Viewmount at the closing, totaling HK$258,910,000 (or US$33,193,590).

Each of Messrs. Kin Sun Sze-To and Ho Leung Ning remains affiliated with SYB as indicated herein above.

We require that all ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms that we believe to be no less favorable to us than are available from unaffiliated third parties. Such transactions require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

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SHARES ELIGIBLE FOR FUTURE SALE

We have 12,938,128 ordinary shares issued and outstanding as of May 7, 2018. Of these shares, 382,507 shares were issued in private transactions prior to or in connection with our IPO, 844,193 shares were issued in our IPO and the remaining 11,711,428 shares were issued in connection with our merger. The shares issued in our public offering are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. Any shares held by affiliates, as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% shareholders, will be restricted from public sale as restricted stock. In connection with this offering, we are registering the resale of the shares issued prior to or in connection with our IPO and the shares issued in connection with our merger. As a result, substantially all of our shares will be freely tradeable.

Rule 144.   Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

1.	has ceased to qualify as a blank-check or shell company;

2.	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and

4.	has filed certain information with the SEC (Form 10 information) reflecting that it is no longer a blank-check or shell company, may, after one year has elapsed from the filing of the Form 10 information, within any three-month period resell a number of such restricted securities that does not, with respect to the shares, exceed the greater of either of the following:

a.	1% of the total number of shares then outstanding; or

b.	the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements. As a result, it is likely that pursuant to Rule 144 our initial shareholders will be able to sell their securities freely without registration one year after we cease to be a shell company provided they are not affiliates of ours at that time and the other requirements for use of Rule 144 are satisfied at the time of sale.

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SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of our securities set forth below pursuant to this prospectus. When we refer to “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interests in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the Selling Securityholders for whom we are registering shares for resale to the public,

•	the number of ordinary shares that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number of ordinary shares that may be offered for resale for the account of the Selling Securityholders pursuant to this prospectus, and

•	the number and percentage of ordinary shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares are sold by the Selling Securityholders).

This table is prepared solely based on information supplied to us by the listed Selling Securityholders, any Schedules 13D or 13G and other public documents filed with the SEC, and assumes the sale of all of the shares offered hereby.

Selling Securityholder (1)	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned	Shares Being Offered	Ordinary Shares Beneficially Owned After Offering
				Number of Shares Outstanding	Percent of Shares
Sun Yip Industrial Company Limited (2)	9,245,382	71.5%	8,954,120	291,262	2.3%
Tiger Power Industries Limited (2)	888,901	6.9%	888,901	0	0%
Expert Rank Limited (3)	241,971	1.9%	241,971	0	0%
Fine Colour Limited (4)	449,538	3.5%	449,538	0	0%
Greatest Sino Holdings Limited	136,134	1.1%	136,134	0	0%
Colourful Asia International Limited	559,816	4.3%	559,816	0	0%
Kwok Wa Hung (5)	1,014,753	7.8%	840,253	174,500	1.4%
Cohen & Company Securities, LLC (6)	3,202	*	3,202	0	0%
Goldempire Developments Limited (7)	20,000	*	20,000	0	0%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals and entities is c/o Unit 01, 21/F, Aitken Vanson Centre, 61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

(2)	This entity is controlled by Kin Sun Sze-To, who has served as our chairman of the board and chief executive officer since December 2010 and more recently has also served as our chief operating officer since October 11, 2016.

(3)	This entity is controlled by Ho Leung Ning, who has served as our chief financial officer and a Director of ours since December 2010.

(4)	This entity is 50% owned by Chin Hien Tan, our former chief operating officer.

(5)	The business address of Mr. Hung is c/o 16th Floor, Guangdong Finance Building, 88 Connaught Road West, Central, Hong Kong.

(6)	The business address of Cohen & Company Securities, LLC is 1633 Broadway, 28th Floor, New York, NY 10019.

(7)	The business address of Goldempire Developments Limited is 25E Kennedy Town Centre, 38 Kennedy Town Praya, Hong Kong.

Each of the Selling Securityholders that is an affiliate of a broker-dealer has represented to us that it purchased the shares offered by this prospectus in the ordinary course of business and, at the time of purchase of those shares, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

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PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided , however , that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

In connection with the sale of our ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Securityholders from the sale of the ordinary shares offered by them will be the purchase price of the ordinary shares less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

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DESCRIPTION OF SECURITIES

General

On November 25, 2009, we consummated our IPO of 3,600,000 units, with each unit consisting of one ordinary share and one warrant, each to purchase one ordinary share at an exercise price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating total gross proceeds of $36,000,000.

Our second amended and restated memorandum and articles of association authorize the issuance of 100,000,000 ordinary shares, par value $0.001 per share, and 1,000,000 preferred shares, par value $0.001 per share. As of May 7, 2018, 12,938,128 ordinary shares were issued and outstanding and no preferred shares were outstanding.

Units

Prior to November 18, 2014, each unit consisted of one ordinary share and one warrant. The units began quotation on the OTC Bulletin Board on November 20, 2009 and the ordinary shares and warrants began separate trading on December 14, 2009. On November 18, 2014, the warrants expired and each unit then consisted solely of an ordinary share.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Preferred Shares

Our second amended and restated memorandum and articles of association authorize the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by its board of directors. Accordingly, the board of directors will be empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of our company. There are no preferred shares outstanding and we do not currently intend to issue any preferred shares.

Memorandum and Articles of Association

The summary below relates to our second amended and restated memorandum and articles of association as currently in effect. The summary below is of the key provisions of our second amended and restated memorandum and articles of association and does not purport to be a summary of all of the provisions thereof or of all relevant provisions of Cayman Islands law governing the management and regulation of Cayman Islands exempted companies.

Incorporation

We were incorporated in the Cayman Islands on March 27, 2008 under the Companies Law with company registration number 207509.

We are an exempted company incorporated in the Cayman Islands. A Cayman Islands company qualifies for exempted status if its operations will be conducted mainly outside of the Cayman Islands. Exempted companies are exempted from complying with certain provisions of the Cayman Islands Companies Law. An exempted company is not required to obtain prior approval for registration or to hold an annual general meeting and the annual return that must be filed with the Registrar is considerably more simple than for non-exempted Cayman Islands companies. Names of shareholders are not required to be filed with the Registrar of Companies in the Cayman Islands. While there are currently no forms of direct taxation, withholding or capital gains tax in the Cayman Islands, an exempted company is entitled to apply for a tax exemption certificate from the Governor in Cabinet which provides written confirmation that, amongst other things, should the laws of the Cayman Islands change, the company will not be subject to taxes for the period during which the certificate is valid (usually 20 years). For more information regarding taxation in the Cayman Islands, you should refer to the section titled “Taxation – Cayman Islands Taxation” in this prospectus.

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Objects and Purposes

Our second amended and restated memorandum and articles of association grants us full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the Cayman Islands.

Directors

We currently have four directors with each director serving until the Company’s next annual general meeting, if one is called for, and until his successor is elected and qualified. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Cayman Islands law imposes duties on directors of Cayman Islands companies. These duties can be summarized as comprising (i) fiduciary duties of loyalty, honesty and good faith owed to the company, which in practical terms means that directors must act bona fide in what they consider to be the best interests of the company as a whole, exercising their powers for a proper purpose, using unfettered discretion in their decision making and avoiding positions where there is a conflict between their duty to the company and their personal interests; and (ii) duties of care, diligence and skill owed to the company.

Our second amended and restated articles of association provide that no person shall be disqualified from the office of director or prevented by such office from contracting with us, nor shall any such contract or any contract or transaction entered into by or on our behalf in which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to us for any profit realized by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

Subject to their fiduciary duties and our second amended and restated memorandum and articles of association (described above), directors may engage in transactions with us and vote on such transactions, provided the nature of the interest is disclosed in accordance with the procedures under our second amended and restated memorandum and articles of association. Directors also may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

Rights and Obligations of Shareholders

Dividends

Subject to the Companies Law, directors may declare dividends and distributions on our ordinary shares in issue and authorize payment on the dividends or distributions out of lawfully available funds. No dividend or distribution may be paid except out of our realized or unrealized profits, or out of the share premium account or as otherwise permitted by the Companies Law. The Companies Law provides that a Cayman Islands company may declare and pay a dividend on its shares out of either profit or share premium account. Subscription monies received by the company by way of pure share capital (i.e. the par value of the shares) may not be used for the payment of dividends. A dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Subject to any rights or restrictions attached to any shares (our second amended and restated memorandum and articles of association do not contain any special voting right or restrictions on our ordinary shares), every member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorized representative or proxy has one vote for every share of which he is the holder.

In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, is accepted to the exclusion of the votes of the other joint holders, and seniority is determined by the order in which the names of the holders stand in the Register of Members.

A member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

No person is entitled to vote at any general meeting or at any separate meeting of the holders of a class of shares unless he is registered as a member on the record date for such meeting or unless all calls or other monies then payable by him in respect of shares have been paid.

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Votes may be cast either personally or by proxy. A member may appoint more than one proxy to attend and vote at a meeting.

A member holding more than one share need not cast the votes in respect of his shares in the same way on any resolution and therefore may vote a share or some or all such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a share or some or all of the shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

Any person in consequence of the death or bankruptcy or winding-up of a member (or in any other way than by transfer) who becomes the holder of a share may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he satisfies the directors of his entitlement to such shares, or the directors have previously admitted his right to vote at such meeting in respect thereof.

Change to Rights of Shareholders

Shareholders may change the rights of their class of shares by:

•	getting the written consent of not less than two-thirds of the shareholders of that class; or

•	passing a special resolution at a general meeting of the shareholders of that class.

There are no general limitations on the rights to own shares specified by our second amended and restated memorandum and articles of association.

General Meetings

A general meeting may be convened by a majority of directors at any time by providing at least 10 days’ notice. Additionally, the directors shall convene an extraordinary general meeting upon a members’ requisition (a requisition of members holding at the date of deposit of the requisition not less than 10% in par value of our capital which as at that date carries the right of voting at general meetings). The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office, and may consist of several documents in like form each signed by one or more requisitionists.

If the directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by the directors.

Notice of a general meeting is to be given to all shareholders. All business transacted at an extraordinary general meeting or an annual general meeting is considered special business except:

•	the declaration and sanctioning of dividends;

•	consideration and adoption of the accounts and balance sheet and the reports of directors and auditors and other documents required to be annexed to the balance sheet;

•	the election of directors;

•	appointment of auditors (where special notice of the intention for such appointment is not required by applicable law) and other officers;

•	the fixing or remuneration of the auditors, and the voting of remuneration or extra remuneration to the directors;

•	the granting of any mandate or authority to the directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of the company representing not more than 20% in nominal value of its existing share capital; and

•	the granting of any mandate or authority to the directors to repurchase our securities.

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A quorum of shareholders is required to be present at any meeting in order to carry out business. The holders of a majority of the shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.

Changes in Capital

We may increase our share capital by ordinary resolution. The new shares will be subject to all of the provisions to which the original shares are subject. We may also by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of a larger amount;

•	sub-divide existing shares into shares of a smaller amount; and

•	cancel any shares which, at the date of the resolution, are not held or agreed to be held by any person.

We may reduce our share capital and any capital redemption reserve by special resolution in accordance with relevant provisions of Cayman Islands law.

Indemnity

Pursuant to our second amended and restated memorandum and articles of association, every director, agent or officer of our company shall be indemnified out of our assets against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or willful default. No such director, agent or officer shall be liable to us for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director, agent or officer. Additionally, we entered into an indemnification agreement with each of our officers and directors in February 2011 whereby we agreed to indemnify, and advance expenses to, each officer and director to the fullest extent permitted by applicable law.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

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CAYMAN ISLANDS COMPANY CONSIDERATIONS

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) of the shareholders voting together as one class.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires ;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from actual fraud or willful default which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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Neither Cayman Islands law nor our articles of association allow our shareholders to requisition a shareholders’ annual general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. Additionally, the directors shall convene an extraordinary general meeting upon a members’ requisition (a requisition of members holding at the date of deposit of the requisition not less than 10% in par value of our capital which as at that date carries the right of voting at general meetings).

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association, as amended, do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, as amended, directors may be removed by special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) of our shareholders or a two-thirds vote of our board of directors if such removal is for cause.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under our articles of association, as amended, our company may be dissolved, liquidated or wound up by order of the courts of the Cayman Islands upon petition by our board or by the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, as amended, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) passed at a general meeting of the holders of the shares of that class.

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Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our second amended and restated memorandum and articles of association may only be amended by special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) or the unanimous written resolution of all shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

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TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws, except to the extent local tax consequences are discussed under the PRC taxation section.

As used in this discussion, references to “the company,” “we,” “our” or “us” refer only to Plastec Technologies, Ltd.

Cayman Islands Taxation

The government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands is not party to any double taxation treaties that are applicable to payments made to or by us.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares. However, an instrument transferring title to an ordinary share, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands, dated January 11, 2011, that, in accordance with section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the ordinary shares, or on the debentures or other obligations, of the company or (ii) by way of the withholding in whole or in part on a payment of a dividend or other distribution of income or capital by the company to its shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

PRC Taxation

The following is a summary of the material PRC tax consequences of the acquisition, ownership and disposition of our ordinary shares. You should consult with your own tax adviser regarding the PRC tax consequences of the acquisition, ownership and disposition of our ordinary shares in your particular circumstances.

Income from Leasing Real Properties of Our Non- PRC Subsidiaries in Shenzhen, PRC

Pursuant to the Announcement of the State Administration of Taxation on Several Issues concerning the Administration of Income Tax on Non-Resident Enterprise, issued by SAT on April 1, 2011, which was further amended in 2015 and 2017, a non-resident enterprise without any branch or establishment to conduct management within the territory of China leases its immovable property such as houses or buildings in China, the enterprise income tax on the income from the lease of the houses or buildings shall be calculated on the basis of all the rent income. The domestic tenants shall withhold the enterprise income tax when paying the rent or when the rent is due and payable; a non-resident enterprise dispatches employees or entrust other domestic units or individuals to conduct daily management of the aforesaid immovable property within the territory of China, such non-resident enterprise shall be deemed to have a branch or establishment within the territory of China, and it shall, within the time limit specified by the Enterprise Income Tax Law, file a tax return for enterprise income tax and pay it.

As of the date of this prospectus, our non- PRC subsidiary, Broadway Manufacturing Company Limited engaged a PRC individual to manage its real properties in Shenzhen, PRC and to lease, receive income of leasing and pay tax for our non- PRC subsidiary.

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Penalties for Failure to Pay Applicable PRC Income Tax

A non-resident investor in us may be responsible for paying PRC income tax on any gain realized from the sale or transfer of our ordinary shares, if such non-resident investor and the gain satisfy the requirements under the PRC tax laws, as described above.

According to the EIT Law and its implementing rules, the PRC Tax Administration Law (the “Tax Administration Law”) and its implementing rules, the Provisional Measures for the Administration of Source-based Withholding of Enterprise Income Tax for Non-Resident Enterprises (the “Administration Measures”) and other applicable PRC laws or regulations (collectively the “Tax Related Laws”), where any gain derived by a non-resident investor from the sale or transfer of our ordinary shares, is subject to any income tax in the PRC, and such non-resident investor fails to file any tax return or pay tax in this regard pursuant to the Tax Related Laws, such investor may be subject to certain fines, penalties or punishments, including without limitation: (1) if the non-resident investor fails to file a tax return and present the relevant information in connection with tax payments, the competent PRC tax authorities may order it to do so within the prescribed time limit and may impose a fine up to RMB 2,000, and in egregious cases, may impose a fine ranging from RMB 2,000 to RMB 10,000; (2) if the non-resident investor fails to file a tax return or fails to pay all or part of the amount of tax payable, the non-resident investor may be required to pay the unpaid tax amount payable, a surcharge on overdue tax payments (the daily surcharge is 0.05% of the overdue amount, beginning from the day the deferral begins) and a fine ranging from 50% to 500% of the unpaid amount of the tax payable; (3) if the non-resident investor fails to file a tax return and to pay the tax within the prescribed time limit according to the order by the PRC tax authorities, the PRC tax authorities may collect and check information about the income receivable by the non-resident investor in the PRC from other payers (the “Other Payers”) who will pay amounts to such non-resident investor and the information about the Other Payers, and send a “Notice of Tax Issues” to the Other Payers to collect and recover the tax payable and overdue fines imposed on such non-resident investor from the amounts otherwise payable to such non-resident investor by the Other Payers; (4) if the non-resident investor fails to pay the tax payable within the prescribed time limit as ordered by the PRC tax authorities, a fine ranging from 50% to 500% of the unpaid tax payable and a surcharge on overdue tax payments (the daily surcharge is 0.05% of the overdue amount, beginning from the day the deferral begins) may be imposed on the non-resident investor, and the PRC tax authorities may, upon approval by the director of the tax bureau (or sub-bureau) of, or higher than, the county level, take the following compulsory measures: (i) notify in writing the non-resident investor’s bank or other financial institution to withhold from the account thereof for payment of the amount of tax payable, and (ii) detain, seal off, or sell by auction or on the market the non-resident investor’s commodities, goods or other property in a value equivalent to the amount of tax payable; or (5) if the non-resident investor fails to pay all or part of the amount of tax payable or the surcharge for the overdue tax payment, and cannot provide a guarantee to the PRC tax authorities, the tax authorities may notify the frontier authorities to prevent the non-resident investor or its legal representative from leaving the PRC.

U.S. Taxation

With respect to the U.S. tax matters discussed, this summary only applies to you if all of the following three points apply to you:

•	You own, directly or indirectly less than 10% of our capital stock;

•	You are any one of (a), (b), (c) or (d) below:

(a)	an individual citizen or resident of the United States,

(b)	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any of its states or the District of Columbia,

(c)	an estate whose income is subject to U.S. federal income taxation regardless of its source, or

(d)	a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (ii) it has a valid election in place to be treated as a U.S. person;

•	You hold our ordinary shares as capital assets.

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The following description of tax consequences should be considered only as a summary and does not purport to be a complete analysis of all potential tax effects of owning or disposing of our ordinary shares.

Special rules may apply to U.S. expatriates, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, real estate mortgage investment conduits, financial institutions, persons subject to the alternative minimum tax, securities broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for the securities’ holdings, and persons holding their ordinary shares as part of a hedging, straddle, conversion transaction or other integrated investment, among others. Those special rules are not discussed in this prospectus. This summary does not address all potential tax implications that may be relevant to you as a holder, in light of your particular circumstances. You should consult your tax advisor concerning the overall U.S. federal, state and local tax consequences, of your ownership of our ordinary shares.

We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below.

Taxation of Dividends

For U.S. federal income tax purposes, the gross amount of any dividend we pay on our ordinary shares will be included in your gross income as dividend income to the extent paid or deemed paid out of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes. You must include the gross amount treated as a dividend in income in the year the dividend is paid to you. Cash dividends paid on our ordinary shares will be taxable at ordinary U.S. federal income tax rates. Dividends paid on our ordinary shares do not qualify for the lower rates of federal income tax applicable to non-corporate U.S. Holders because our shares are currently quoted only on the OTC Bulletin Board and are not treated as readily tradable on an established securities market in the United States.

To the extent that any distributions paid exceed our current and accumulated earnings and profits as calculated for U.S. federal income tax purposes, the distribution will be treated as follows:

•	First, as a tax-free return of capital to the extent of your basis (determined for U.S. federal income tax purposes) in your ordinary shares which will reduce your adjusted tax basis of your ordinary shares. This adjustment will increase the amount of gain, or decrease the amount of loss, which you will recognize if you later dispose of those ordinary shares.

•	Second, the balance of the distribution in excess of your adjusted tax basis will be taxed as capital gain.

Dividends paid by us will not give rise to any dividends-received deduction generally allowed to a U.S. corporation under Section 243 of the Internal Revenue Code of 1986, as amended (the “Code”).

Taxation of Capital Gains

In general, for U.S. federal income tax purposes, you will recognize capital gain or loss if you sell or otherwise dispose of your ordinary shares based on the difference between the amount realized on the disposition and your adjusted tax basis in the ordinary shares. Any gain or loss generally will be U.S. source gain or loss. If you are a non-corporate holder, and you satisfy certain minimum holding period requirements, any capital gain generally will be treated as long-term capital gain that generally is subject to U.S. federal income tax at preferential rates under current law. Long-term capital gains realized upon a sale or other disposition of the ordinary shares generally will be subject to U.S. federal income tax at the rate of 15%, increased to 20% on taxpayers with taxable income exceeding certain thresholds.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of net investment income of a U.S. Holder that is an individual with adjusted gross income that exceeds a threshold amount. Net investment income includes dividend income and realized capital gains.

U.S. Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder of our ordinary shares (or do not come within certain other exempt categories), information reporting requirements will apply to distributions paid to you and proceeds from the sale, exchange redemption or disposal of your ordinary shares. U.S. holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Additionally, if you are a non-corporate U.S. holder of our ordinary shares (or do not come within certain other exempt categories) you may be subject to backup withholding at the current applicable rate with respect to such payments, unless you provide a correct taxpayer identification number (your social security number or employer identification number), and with respect to dividend payments, certify that you are not subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules. Generally, you will be required to provide such certification on Internal Revenue Service Form W-9 (“Request for Taxpayer Identification Number and Certification) or a substitute Form W-9.

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If you do not provide your correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service, as well as backup withholding. Backup withholding is not an additional tax. In general, any amount withheld under the backup withholding rules should be allowable as a credit against your U.S. federal income tax liability (which might entitle you to a refund), provided that you timely furnish the required information to the Internal Revenue Service.

Disclosure of Information with Respect to Foreign Financial Assets

Certain U.S. holders are required to report information with respect to their investment in our ordinary shares not held through a custodial account with a U.S. financial institution to the Internal Revenue Service. In general, U.S. taxpayers holding specified “foreign financial assets” (which generally would include our ordinary shares) with an aggregate value exceeding $50,000 will report information about those assets on new IRS Form 8938, which must be attached to the taxpayer’s annual income tax return. Higher asset thresholds apply to U.S. taxpayers who file a joint tax return or who reside abroad. Investors who fail to report required information could become subject to substantial penalties. You should consult your own tax advisor concerning the effect, if any, of holding your ordinary shares on your obligation to file new Form 8938.

U.S. State and Local Taxes

In addition to U.S. federal income tax, you may be subject to U.S. state and local taxes with respect to your ordinary shares. You should consult your own tax advisor concerning the U.S. state and local tax consequences of holding your ordinary shares.

Passive Foreign Investment Company

In general, we would be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets.

If we were a PFIC for any taxable year during which a taxable U.S. holder held ordinary shares, gain recognized by the U.S. holder on a sale or other disposition (including certain pledges) of the ordinary shares would be allocated ratably over the U.S. holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. holder on its ordinary shares exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. holder’s holding period, whichever is shorter, that distribution (an “excess distribution”) would be subject to taxation in the same manner as gain, described immediately above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the ordinary shares. In addition, each U.S. holder of a PFIC is required to file an annual report containing such information as the U.S. Department of the Treasury may require. If we were classified as a PFIC in any year with respect to which a U.S. holder owns ordinary shares, we would continue to be treated as a PFIC with respect to the U.S. holder in all succeeding years during which the U.S. holder owns ordinary shares, regardless of whether we continue to meet the tests described above. However, if we ceased to be a PFIC, a U.S. holder of our ordinary shares could avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to our ordinary shares.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to market election is made) and such other information as may be required by the U.S. Treasury Department.

As a result of the disposition of all of our shareholdings in Plastec in October 2016 and based on the expected composition (and estimated values) of the assets and the nature of the income of us and our subsidiaries and our current plans of operation, we are expected to be treated as a PFIC in the near future. However, our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a Cayman Islands exempted company and all of our executive offices are located outside of the United States in the People’s Republic of China. Most of our directors, officers and some of the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Cayman Islands or the People’s Republic of China would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

Jingtian & Gongcheng, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Jingtian & Gongcheng has advised us that the recognition and enforcement of foreign judgments are provided for under the Civil Procedure Law of the PRC. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Civil Procedure Law of the PRC based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

Maples and Calder, our counsel as to Cayman Islands law, has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Maples and Calder has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. The Cayman Islands does not have a treaty or other agreement with the United States that provides for the reciprocal recognition and enforcement of foreign judgments.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses that we have incurred or expect to incur in connection with this distribution. All amounts are estimated except the SEC registration fee.

SEC registration fee	$13,842.89
Legal fees and expenses	55,000.00
Accounting fees and expenses	12,500.00
Printing fees and expenses	55,000.00
Miscellaneous	6,157.11
Total	$142,500.00

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Maples and Calder, Cayman Islands, on matters of Cayman Islands law. Graubard Miller, New York, New York is acting as our United States securities counsel in connection with this offering. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng.

EXPERTS

The consolidated financial statements of Plastec Technologies, Ltd. and its subsidiaries for the years ended December 31, 2017, 2016 and 2015 in this prospectus have been audited by Centurion ZD CPA Limited, an independent registered public accountant, as indicated in its report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving the said report. Centurion ZD CPA Limited is located at Unit 1304, 13th Floor, Two Habourfront, 22 Tak Fung Street, Hunghom Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement of Form F-1 relating to the securities being offered through this prospectus. As permitted by the rules and regulations of the SEC, the prospectus does not contain all the information described in the registration statement. For further information about us and our securities, you should read our registration statement, including any and all supplements, amendments, exhibits and schedules thereto. In addition, we are subject to the requirements of the Securities Exchange Act of 1934, as amended, and file reports and other information with the SEC. These SEC filings and the registration statement are available to you over the Internet at the SEC’s website at http://www.sec.gov/. You may also read and copy any document we file with the SEC at the SEC’s public reference room in at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Statements contained in this prospectus as to the contents of any agreement or other document are not necessarily complete and, in each instance, you should review the agreement or document which has been filed as an exhibit to the registration statement.

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PLASTEC TECHNOLOGIES, LTD.

Consolidated Financial Statements

For the Years Ended December 31, 2017, 2016 And 2015

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CONTENT

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Plastec Technologies, Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Plastec Technologies, Ltd. (the "Company") as of December 31, 2017 and 2016, the related consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows, for each of the year in the three-year period ended December 31, 2017, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the year in the three-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA Limited

Certified Public Accountants

Hong Kong

Date: 29 March 2018

We have served as the Company's auditor since 2012

F-1

PLASTEC TECHNOLOGIES, LTD.

CONSOLIDATED BALANCE SHEETS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

	December 31,	December 31,
	2016	2017
	HK$	HK$
ASSETS
Current assets
Cash and cash equivalents	486,222	395,087
Deposits, prepayment and other receivables (note 4)	4,833	33,574
Consideration receivable (note 5)	131,686	141,341
Total current assets	622,741	570,002

Property, plant and equipment, net (note 6)	153,782	194,712
Prepaid lease payments, net (note 7)	16,638	15,111
Intangible assets	438	438
Total assets	793,599	780,263
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Other payables and accruals (note 8)	6,138	4,690
Tax payable	5,837	6,243
Total current liabilities	11,975	10,933

Total liabilities	11,975	10,933

Commitments and contingencies (note 11)	-	-

Shareholders’ equity
Ordinary shares (U.S.$0.001 par value; 100,000,000 authorized, 12,938,128 and 12,938,128 shares issued and outstanding as of December 31 2016 and 2017, respectively)	101	101
Additional paid-in capital	26,049	26,049
Accumulated other comprehensive income	(5,891)	(6,704)
Retained earnings	761,365	749,884
Total shareholders’ equity	781,624	769,330

Total liabilities and shareholders’ equity	793,599	780,263

See accompanying notes to consolidated financial statements.

F-2

PLASTEC TECHNOLOGIES, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

	Year ended December 31,	Year ended December 31,	Year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$

Revenues	-	-	-

Operating (expenses)/income, net
Selling, general and administrative expenses	(27,812)	(18,946)	(19,593)
Other income	25,161	23,874	16,413
Gain on disposal of property, plant and equipment	-	545	-
Total operating (expenses)/income, net	(2,651)	5,473	(3,180)

Income/(loss) from operations	(2,651)	5,473	(3,180)

Interest income	1,028	1,276	2,258
Income/(loss) before income tax expense	(1,623)	6,749	(922)

Income tax expense from continuing operations (note 9)	(294)	(1,241)	(524)
Net income/(loss) from continuing operations attributable to the Company’s shareholders	(1,917)	5,508	(1,446)

Discontinued operations (note 3):
Net income from discontinued operations (including gain of HK$141,341 (2016:HK$540,921) upon the disposal)	163,204	717,721	141,341
Income tax expenses from discontinued operations	(29,952)	(31,187)	-

Net income from discontinued operations attributable to the Company’s shareholders	133,252	686,534	141,341

Net income attributable to the Company’s shareholders	131,335	692,042	139,895

Other comprehensive income:
Foreign currency translation adjustment	(2,538)	(13,490)	(813)
Comprehensive income attributable to the Company’s shareholders	128,797	678,552	139,082

See accompanying notes to consolidated financial statements

F-3

PLASTEC TECHNOLOGIES, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (CONTINUED)

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

	Year ended December 31,	Year ended December 31,	Year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$

Net income per share (note 10):

Weighted average number of ordinary shares
Continuing operations	12,938,128	12,938,128	12,938,128
Discontinued operations	12,938,128	12,938,128	12,938,128

Weighted average number of diluted ordinary shares
Continuing operations	12,938,128	12,938,128	12,938,128
Discontinued operations	12,938,128	12,938,128	12,938,128

Basic income per share attributable from
Continuing operations	(HK$0.15)	HK$0.44	(HK$0.11)
Discontinued operations	HK$10.35	HK$53.06	HK$10.92

Diluted income per share attributable from
Continuing operations	(HK$0.15)	HK$0.44	(HK$0.11)
Discontinued operations	HK$10.35	HK$53.06	HK$10.92

See accompanying notes to consolidated financial statements.

F-4

PLASTEC TECHNOLOGIES, LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

	Ordinary shares			Accumulated
	Number of shares outstanding	Amount	Additional paid-in capital	other comprehensive income	Retained earnings	Shareholders’ equity
		HK$	HK$	HK$	HK$	HK$

Balance at January 1, 2015	12,938,128	101	26,049	10,137	896,703	932,990

Net income for the year	-	-	-	-	131,335	131,335
Dividend paid	-	-	-	-	(121,101)	(121,101)
Cumulative translation adjustment	-	-	-	(2,538)	-	(2,538)

Balance at December 31, 2015 and at January 1, 2016	12,938,128	101	26,049	7,599	906,937	940,686

Net income for the year	-	-	-	-	692,042	692,042
Dividend paid	-	-	-	-	(837,614)	(837,614)
Cumulative translation adjustment	-	-	-	(13,490)	-	(13,490)

Balance at December 31, 2016 and at January 1, 2017	12,938,128	101	26,049	(5,891)	761,365	781,624

Net income for the year	-	-	-	-	139,895	139,895
Dividend paid	-	-	-	-	(151,376)	(151,376)
Cumulative translation adjustment	-	-	-	(813)	-	(813)

Balance at December 31, 2017	12,938,128	101	26,049	(6,704)	749,884	769,330

See accompanying notes to consolidated financial statements.

F-5

PLASTEC TECHNOLOGIES, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

	Year ended December 31,	Year ended December 31,	Year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$

Operating activities
Net income	131,335	692,042	139,895
Less: Net income from discontinued operations	(133,252)	(686,534)	(141,341)
Net income/(loss) from continuing operations	(1,917)	5,508	(1,446)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,366	8,772	8,791
Net gain on disposal of property, plant and equipment	-	(545)	-
Changes in operating assets and liabilities:
Deposits, prepayment and other receivables	(3,451)	(144)	(28,017)
Other payables and accruals	6,430	(19,802)	(1,425)
Tax payables	639	1,664	408
Subsidiaries	(636)	-	-
Net cash provided by/(used in) continuing operations	9,431	(4,547)	(21,689)
Net cash provided by discontinued operations	232,256	196,478	-
Net cash provided by/(used in) operating activities	241,687	191,931	(21,689)

Investing activities
Purchase of property, plant and equipment	(23,809)	-	(48,943)
Proceeds from disposal of property, plant and equipment	-	545	-
Sale proceeds from disposal of a subsidiary (net of cash disposed of HK$314,079 for the year 2016)	-	703,363	131,686
Net cash (used in)/provided by continuing operations	(23,809)	703,908	82,743
Net cash provided by/(used in) discontinued operations	(126,628)	(28,059)	-
Net cash (used in)/provided by investing activities	(150,437)	675,849	82,743

Financing activity
Dividends paid	22,899	(837,614)	(151,376)
Net cash provided by/(used in) continuing operations	22,899	(837,614)	(151,376)
Net cash used in discontinued operations	(164,777)	(5,815)	-
Net cash used in financing activities	(141,878)	(843,429)	(151,376)

Net increase/(decrease) in cash and cash equivalents	(50,628)	24,351	(90,322)

Effect of exchange rate changes on cash and cash equivalents	(2,538)	(13,490)	(813)
Cash and cash equivalents, beginning of year	528,527	475,361	486,222
Cash and cash equivalents, end of year	475,361	486,222	395,087
Less: cash and cash equivalents from discontinued operations	(163,696)	-	-
Cash and cash equivalents, end of year from continuing operations	311,665	486,222	395,087

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest (income)/paid, net	1,207	731	(2,258)
Income taxes paid/(refund)	345	(424)	116

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Consideration receivable	-	131,686	141,341

See accompanying notes to consolidated financial statements.

F-6

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

1.	Organization and Business Background

Plastec Technologies, Ltd. (“Company”) (formerly known as “GSME Acquisition Partners I”), incorporated under the laws of Cayman Islands on March 27, 2008, and its subsidiaries (where the context permits, references to the “Company” below shall include references to its subsidiaries (collectively as the “Group”)) had principally been engaged in the provision of integrated plastic manufacturing services from mold design and fabrication, plastic injection manufacturing to secondary-process finishing as well as parts assembly. The Group’s manufacturing activities had been performed in the People’s Republic of China (the “PRC” or “China”) and Thailand during the years 2015 and through October 11, 2016. The selling and administrative activities had mainly been performed in China.

On November 14, 2015, the Company entered into a Share Transfer Agreement (the “Agreement”) with Shanghai Yongli Belting Co., Ltd. (“SYB”) and its wholly-owned subsidiary, Shanghai Yongjing Investment Management Co., Ltd. (“SYIM”). Pursuant to the Agreement, SYIM was to purchase, through a wholly-owned Hong Kong subsidiary (the “HK Subsidiary”), the entirety of the Company’s shareholding interests in its then wholly-owned subsidiary, Plastec International Holdings Limited (“PIHL”) alongside the latter’s subsidiaries (collectively, “PIHL Group”), for an aggregate purchase price of RMB 1,250,000,000 (or US$195,312,500), in cash (the “Transfer Price”) subject to terms and conditions thereof.

The disposal represents a strategic shift and has a major effect on the Group’s results of operations. Accordingly, assets and liabilities, revenues and expenses, and cash flows related to the disposed business lines have been reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented. The consolidated balance sheets as of December 31, 2015 (note 3), the consolidated statements of operations and comprehensive income and the consolidated statements of cash flows for the year ended December 31, 2015 and 2016 adjusted retrospectively to reflect this change.

The disposal of PIHL was completed on 11 October, 2016. As a result, the Company no longer owns PIHL. Thereafter, the Group’s only operations have generally been, or will be, to complete construction of a manufacturing plant at Kai Ping intended to be disposed of to SYB or company designated by it (as agreed, in principle, under the Agreement), collect rental income from certain property the Group owns and is being leased to one of PIHL’s subsidiaries and explore other investment opportunities.

On August 25, 2017, Yong Xie Precision Tech (Kai Ping) Co., Limited, a wholly foreign-owned enterprise in the PRC was established as part and parcel of establishing the manufacturing plant at Kai Ping.

As of December 31, 2017, details of the Company’s subsidiaries are as follows:

Name	Date of incorporation/ establishment	Place of incorporation/ registration and operation	Percentage of equity interest attributable to the Company	Principal activities

Allied Sun Corporation Limited 盟暉有限公司	August 20, 2008	Hong Kong	100%	Dormant

Broadway Manufacturing Company Limited	August 17, 2005	BVI	100%	Property investment

Ever Ally Developments Limited 永協發展有限公司	January 30, 2015	BVI	100%	Investment holding

Kai Ping Broadway Mold Tech Co., Limited 开平市百汇模具科技有限公司	June 16, 2015	PRC	100%	Investment holding

Sun Line Industrial Limited 新麗工業有限公司	April 27, 1993	Hong Kong	100%	Dormant

Sun Ngai Spraying and Silk Print Co., Ltd.	July 25, 1995	BVI	100%	Dormant

F-7

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

1.	Organization and Business Background (Continued)

Name	Date of incorporation/ establishment	Place of incorporation/ registration and operation	Percentage of equity interest attributable to the Company	Principal activities

Sun Ngai Industries (HK) Co., Limited 新藝工業(香港)有限公司 (Formerly known as Sun Ngai Spraying and Silk Print (HK) Co., Limited.新藝噴油絲印 (香港)有限公司)	March 22, 2006	Hong Kong	100%	Investment holding

Sun Terrace Industries Limited	March 2, 2004	BVI	100%	Dormant

Viewmount Developments Limited	November 12, 2013	BVI	100%	Investment holding

Yong Xie Precision Tech (Kai Ping) Co., Limited 永协精密科技(开平)有限公司	August 25, 2017	PRC	100%	Investment holding

The Merger Transaction with Plastec International Holdings Limited

On March 27, 2008, the Company was established as a special purpose acquisition company whose objective was to consummate an acquisition, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses located in the PRC.

On August 6, 2010, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with GSME Acquisition Partners I Sub Limited (“GSME Sub”), Plastec International Holdings Limited (“PIHL”) and all former shareholders of PIHL (“PIHL Shareholders”) (together, the “Parties”). Upon the consummation of the transactions contemplated by the Merger Agreement, GSME Sub was to be merged with and into PIHL, with PIHL surviving as a wholly-owned subsidiary of the Company (the “Merger”). The PIHL Shareholders were then entitled to receive up to an aggregate of 16,948,053 ordinary shares, par value U.S.$0.001 per share, of the Company.

On September 13, 2010, in connection with the Merger, the Parties entered into an Amended and Restated Agreement and Plan of Reorganization (the “Amended and Restated Merger Agreement”) to, amongst other matters, revise the terms of the merger consideration to be paid to the PIHL Shareholders. Pursuant to the Amended and Restated Merger Agreement, upon consummation of the Merger, the PIHL Shareholders became entitled to receive up to an aggregate of 16,778,571 ordinary shares of the Company, of which 7,054,583 shares were issued to the PIHL Shareholders on the closing of the Merger and the remaining of up to 9,723,988 shares (2,944,767, 3,389,610 and 3,389,611 shares for 2011, 2012 and 2013 respectively) (the “Earnout Shares”) would have been issued to the PIHL Shareholders, if PIHL had net income as defined in the Amended and Restated Merger Agreement in the following amounts for the indicated years ending April 30 below:

Year ending April 30,	Net Income
HK$

2011	130,700
2012	176,000
2013	250,000

At the Special Meeting held on December 10, 2010, the merger proposal was approved by the shareholders. On December 16, 2010, the Company consummated the transactions contemplated by the Amended and Restated Merger Agreement, pursuant to which, amongst other things, PIHL became a wholly owned subsidiary of the Company (the “Merger Transaction”). The Merger Transaction was accounted for as a reverse acquisition with PIHL being considered the accounting acquirer in the Merger.

The completion of the Merger enabled the PIHL Shareholders to obtain a majority voting interest in the Company. Generally accepted accounting principles in the United States require that a company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Accordingly, the aforementioned Merger Transaction was accounted for as a reverse acquisition of a private operating company (PIHL) with a non-operating public company (the Company) with significant amount of cash. The reverse acquisition process utilized the capital structure of the Company and the assets and liabilities of PIHL were recorded at historical cost. The transaction was recorded as a recapitalization of PIHL and thus was reflected retrospectively in PIHL’s historical financial statements. Although PIHL was deemed to be the accounting acquirer for financial accounting and reporting purposes, the legal status of PIHL as the surviving company did not change.

F-8

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

1.	Organization and Business Background - Continued

Under the reverse acquisition accounting, the historical consolidated financial statements of the Company for the periods prior to December 16, 2010 were those of PIHL and its subsidiaries. Since PIHL was deemed as accounting acquirer, PIHL’s fiscal year replaced the Company’s fiscal year. The fiscal year end changed from October 31 to April 30. The financial statements of the Company reflected the aforementioned Merger Transaction in the consolidated statement of shareholders’ equity through a line of “Recapitalization in connection with the reverse merger” to present the net assets of the Company as of December 16, 2010. The net assets of the Company as of December 16, 2010 were as follows:

Net assets acquired:	HK$

Cash	58,160
Accounts payable and accrued liabilities	(1,524)
56,636

On April 30, 2011, the Parties entered into an amendment to the Amended and Restated Merger Agreement to remove the provisions of Earnout Shares and issued an aggregate of 7,486,845 ordinary shares of the Company to the PIHL Shareholders on April 30, 2011.

Purchase of securities by the issuer

Prior to November 2011, the Company had no plans or programs for the purchase of its outstanding securities.  However, in connection with the Merger, holders of 2,615,732 of the Company public shares elected to exercise their conversion rights (for a description of these rights, see the IPO Prospectus and the Merger Proxy Statement) and, upon the closing of the Merger, such shares were converted into an average U.S. $10.30 (including proceeds that were originally to be from a letter of credit provided by Cohen & Company Securities, LLC but were ultimately paid by Company) in cash and were cancelled.  Under Cayman Islands law, such conversions are technically considered “repurchases.”

In November 2011, the board of directors of Company approved a U.S.$5 million share repurchase program expiring initially in June 2012 but which was extended twice through December 2013 and expanded to cover publicly held warrants (“2011 Repurchase Program”).  Under the 2011 Repurchase Program, the Company was permitted to make repurchases of ordinary shares and publicly held warrants from time to time in open market or in privately negotiated transactions.  The timing of repurchases under this program was dependent on a variety of factors, including price and market conditions prevailing from time to time. The 2011 Repurchase Program was completed on September 25, 2013. On the same date, the Company announced a new U.S.$5 million repurchase plan (“2013 Repurchase Program”) approved by the board of directors of the Company to cover repurchases of ordinary shares and publicly held warrants from time to time in open market or in privately negotiated transactions through September 25, 2014. In May 2014, the Company announced expansion of the scope of the 2013 Repurchase Program to include the Company’s units, with all other terms of the 2013 Repurchase Program remained unchanged. In August 2014, the Company announced a 12-month extension of the 2013 Repurchase Program (as expanded) through September 25, 2015. In August 2015, the Company announced a further 12-month extension of the 2013 Repurchase Program (as expanded) through September 25, 2016, under which period, all warrants, insider or public, expired on November 18, 2014. In August 2016, the Company announced a further 12-month extension of the 2013 Repurchase Program (as expanded) through September 25, 2017. On August 9, 2017, the Company announced a further 12-month extension of the 2013 Repurchase Program (as expanded) through September 25, 2018. The timing of repurchases under the 2013 Repurchase Program will depend on a variety of factors, including price and market conditions prevailing from time to time, and the program may be suspended, modified or discontinued without notice at any time.

F-9

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

1.	Organization and Business Background - Continued

The following table summarizes the Company’s repurchases of securities under the 2011 and 2013 Repurchase Programs:

Period*	Total number of publicly held warrants purchased as part of the publicly announced repurchase plans	Total number of ordinary shares purchased as part of the publicly announced repurchase plans	Total number of units purchased as part of the publicly announced repurchase plans
February 2012	-	4,000	-
June 2012	-	60,675	-
January 2013	-	600,000	-
June 2013	80,000	94,100	-
August 2013	5,000	-	-
September 2013	-	73,990	-
October 2013	-	586,010	-
August 2014	547,600	-	-

* Each period covers the full calendar month indicated. There were no repurchases made in omitted months. Repurchases for September 2013 and earlier months were under the 2011 Repurchase Program. Repurchases for October 2013 onward were under the 2013 Repurchase Program. As of the date hereof, the approximate dollar value of securities that may be purchased under the Company’s current repurchase program stood at U.S.$1,431,918.

In addition to the purchases made pursuant to the 2011 and 2013 Repurchase Programs, the Company also repurchased 1,570,000 ordinary shares held by Sun Yip Industrial Company Limited, an entity controlled by Mr. Sze-To, pursuant to a purchase agreement on December 1, 2011 at a price of U.S.$7.5 per share or approximately U.S.$11.8 million in cash, which shares were cancelled.

Further, pursuant to the mandatory redemption terms of an escrow agreement (as amended on December 16, 2011), a total of 806,293 ordinary shares held in escrow on account of the Company’s initial shareholders were automatically repurchased by the Company at the close of business on March 16, 2012 for an aggregate consideration of U.S.$0.01, which redeemed shares were likewise cancelled.

2.	Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”), include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant intercompany balances, transactions and cash flows are eliminated on consolidation.

Discontinued operations

A disposal of a component of an entity or a group of an entity shall be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations. Classification as a discontinued operations occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier. Where an operation is classified as discontinued, a single amount is presented on the face of the consolidated statements of operations and comprehensive income. The amount of total current assets, total non-current assets, total current liabilities and total non-current liabilities are presented separately on the consolidated balance sheets.

F-10

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

2.	Summary of Significant Accounting Policies - Continued

Foreign currency translation

The functional currency of the Company is United States Dollar. The functional currency of the subsidiaries other than the subsidiaries in the PRC is Hong Kong dollar. The subsidiaries in the PRC have their local currency, Renminbi, as their functional currencies.

In the individual financial statements of the consolidated entities, foreign currency transactions are translated into the functional currency of the individual entity using the exchange rates prevailing at the dates of the transactions. At the reporting date, monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at the reporting date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the reporting date retranslation of monetary assets and liabilities are recognized in the consolidated statement of income. Aggregate net foreign currency transaction gain (loss) were HK$1,564, HK$3,670 and (HK$4,004) for the years ended December 31, 2015, 2016 and 2017, respectively.

Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined and are reported as part of the fair value gain or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

In the consolidated financial statements, all individual financial statements originally presented in a currency different from the Company’s reporting currency have been converted into Hong Kong dollars. Assets and liabilities have been translated into Hong Kong dollars at the closing rates at the reporting date. Income and expenses have been converted into the Hong Kong dollars at the exchange rates ruling at the transaction dates, or at the average rates over the reporting period provided that the exchange rates do not fluctuate significantly. Any differences arising from this procedure have been recognized in other comprehensive income and accumulated separately in the shareholders’ equity.

Use of estimates

The preparation of consolidated financial statements in conformity with the US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates relate to allowances for doubtful accounts, inventory valuation, useful lives of property, plant and equipment, valuation allowance for deferred tax assets and contingencies. Actual results could differ from those estimates made by management.

Cash and cash equivalents

Cash and cash equivalents include cash at bank and in hand and demand deposits with banks with original maturities of three months or less that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value.

Allowance for doubtful account

The Group regularly monitors and assesses the risk of not collecting amounts owed to the Group by debtors. This evaluation is based upon a variety of factors including: ongoing credit evaluations of its debtors’ financial condition, an analysis of amounts current and past due along with relevant history and facts particular to the debtors. Other receivables are written off if reasonable collection efforts are not successful.

F-11

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

2.	Summary of Significant Accounting Policies - Continued

Property, plant and equipment

Property, plant and equipment, other than construction in progress, are stated at acquisition cost less accumulated depreciation and impairment losses. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

Depreciation is provided to write off the cost less their residual values over their estimated useful lives, using the straight-line method, at the following rates per annum:

Buildings	4%
Furniture, fixtures and equipment	20%-33.33%
Computer equipment	33.33%-50%
Motor vehicles	20%
Plant and machinery	20%

The assets’ estimated residual values, depreciation methods and estimated useful lives are reviewed, and adjusted if appropriate, at each reporting date.

Construction in progress represents assets in the course of construction for production or for its own use purpose. It is stated at cost less any impairment loss and is not depreciated. Cost includes direct costs incurred during the periods on construction, installation and testing plus interest charges arising from borrowings used to finance these assets during the construction period, if any. Construction in progress is reclassified to the appropriate category of property, plant and equipment and depreciation commences when the construction work is completed and the asset is ready for use.

The gain or loss arising on retirement or disposal is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in the consolidated statement of income.

All other costs, such as repairs and maintenance are charged to the operations during the financial period in which they are incurred.

Land use rights

Land use rights are stated at fair value less accumulated amortisation and accumulated impairment losses, if any.

Cost represents consideration paid for the rights to use the land on which various plants and buildings are situated for periods of the lease. Amortisation of land use rights is calculated on a straight-line basis over the periods of the lease.

Prepaid lease payments

Upfront payments made to acquire land held under an operating lease are stated at costs less accumulated amortization and any accumulated impairment losses. The determination if an arrangement is or contains a lease and the lease is an operating lease is detailed as below. Amortization is calculated on a straight line basis over the term of the lease/right of use except where an alternative basis is more representative of the time pattern of benefits to be derived by the Group from use of the land.

Leases

Lease payments for operating leases, where substantially all of the risks and benefits remain with the lessor, are charged as expenses on a straight-line basis over the life of the lease term.

Impairment of long-lived assets

The Group periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Intangible asset

Intangible asset consist of acquired golf club membership. Intangible asset with an indefinite useful life is not amortized.

F-12

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

2.	Summary of Significant Accounting Policies - Continued

Fair value of financial instruments

The Group has no financial instruments that are measured at fair value.

The carrying amounts of cash and cash equivalents, short term bank deposits, accounts receivable and accounts payable, approximate their fair value due to the short-term maturities of such instruments.

Revenue recognition

Rental income receivable under operating leases is recognized in profit or loss in equal instalments over the periods covered by the lease term, except where an alternative basis is more representative of the pattern of benefits to be derived from the use of the leased assets. Lease incentives granted are recognized in profit or loss as an integral part of the aggregate net lease payments receivable.

Comprehensive income

The Group presents comprehensive income in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 220 “Comprehensive Income”. FASB ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The components of comprehensive income were the net income for the periods and the foreign currency translation adjustments.

Shipping and handling cost

The Group did not have shipping and handling cost for the years ended December, 2015, 2016 and 2017.

Income taxes

The Company accounts for income taxes in accordance with FASB ASC 740 “Income taxes”, which requires an entity to recognize deferred tax assets and liabilities using the asset and liability method. Under this method, deferred income taxes are recognized for all temporary differences at enacted rates and classified as current or non-current based upon the classification of the related asset or liability in the consolidated financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all, the deferred tax asset will not be realized.

FASB ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides accounting guidance on de-recognition, classification, interest or penalties, accounting in interim periods, disclosure and transition. Interest and penalties from tax assessments, if any, are included in income taxes in the consolidated statement of income.

Post-retirement and post-employment benefits

The Company’s Hong Kong former subsidiaries contributed to a defined contribution retirement benefit plan under the Mandatory Provident Fund Schemes Ordinance for all of its Hong Kong employees who were eligible to participate in the Mandatory Provident Fund (“MPF”) Scheme. Contributions were made based on a percentage of the employees’ basic salaries.

The employees of The Company’s former subsidiaries which operated in the PRC were required to participate in a central pension schemes operated by the local municipal governments, respectively. PRC subsidiaries are required to contribute certain percentage of its payroll costs to the central pension scheme.

Contributions are recognized as an expense in consolidated statement of income as employees render services during the period. The Group's obligations under these plans are limited to the fixed percentage contributions payable.

F-13

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

2.	Summary of Significant Accounting Policies – Continued

Earning per share

Basic net income per share is computed by dividing net income available to ordinary shares by the weighted average number of ordinary shares outstanding during the period. Diluted net income per share gives effect to all dilutive potential ordinary shares outstanding during the period. The weighted average number of ordinary shares outstanding is adjusted to include the number of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares had been issued. In computing the dilutive effect of potential ordinary shares, the average stock price for the period is used in determining the number of treasury shares assumed to be purchased with the proceeds from the exercise of derivative securities.

Dividends

Dividends are recorded in the period in which they are approved by the Company’s Board of Directors.

Operating segment

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The executive directors are the chief operating decision maker, responsible for allocating resources and assessing performance of the Group’s various lines of geographical.

Contingencies

From time to time, the Group is subject to claims arising in the conduct of its business, including claims relating to employees and public authorities. In determining whether liabilities should be recorded for pending litigation claims, an assessment of the claims is made and the likelihood that the Group will be able to defend itself successfully against such claims is evaluated. When it is believed probable that the Group will not prevail in a particular matter, an estimate is made of the amount of liability based, in part, on advice of legal counsel.

Recent accounting pronouncements adopted

Going Concern: In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which defines management’s responsibility to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. The pronouncement is effective for annual report beginnings ending after December 15, 2016 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results. Examples include a disposal of a major geographic area, a major line of business, or a major equity method investment.

In addition, the new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations.

The new guidance also requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. This disclosure will provide users with information about the ongoing trends in a reporting organization’s results from continuing operations. The amendments in the ASU are effective in the first quarter of 2015 for public organizations with calendar year ends. Early adoption is permitted. The effects of the pronouncement have been reflected in the consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

Revenue from Contracts with Customers: In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenues arising from contracts with customers. Under the guidance, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. In addition, the guidance requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The guidance specifically notes that lease contracts are a scope exception. The guidance is effective for annual reporting periods, including interim periods, beginning after December 15, 2017. The Company adopted the guidance effective January 1, 2018. The adoption will not have a significant impact on the consolidated financial statements and the related footnotes.

F-14

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

2.	Summary of Significant Accounting Policies – Continued

Recently issued accounting pronouncements not yet adopted (Continued)

Recognition and Measurement of Financial Assets and Financial Liabilities: In January 2016, the FASB issued ASU 2016-01—Recognition and Measurement of Financial Assets and Financial Liabilities. The amendment addresses various aspects of the recognition, measurement, presentation, and disclosure for financial instruments. This amendment will be effective for the interim and annual period beginning after December 31, 2017. Early adoption by public entities is permitted only for certain provisions. The Company is currently in the process of evaluating the impact of adoption of this ASU on the Company's consolidated financial statements.

Leases: In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. The Company is currently evaluating the impact of the adoption of the new lease accounting guidance on its consolidated financial statements.

Cash Flows: In August 2016, FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230). The new guidance is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The guidance is effective for annual reporting periods, including interim periods, beginning after December 15, 2017. The guidance requires application using a retrospective transition method. The Company early adopted the guidance effective December 31, 2017. The adoption of the guidance requires the classification of cash payments for debt prepayments or extinguishment costs (including third-party costs, premiums paid, and other fees paid to lenders) as financing activities in the Company’s statement of cash flows. The adoption will not have a significant impact on the consolidated statement of cash flows.

Cash Flows: In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) to require amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments are effective January 1, 2019, and for interim periods within that year. Early adoption is permitted. The Company will adopt ASU 2016-18 in its future consolidated financial statements.

3.	Discontinued Operations

The disposal of PIHL Group described in Note 1 was completed on 11 October, 2016.

The Share Transfer Agreement (the “Agreement”) also contains an earnout structure. Subject to terms and conditions thereof, Remaining Amount (as the capitalized term is defined in the Agreement), capped at RMB375 Million in the aggregate, shall be paid to the Company in the event that the audited net profit of PIHL (after deducting all non-recurring gains and losses and on a consolidated basis) for the fiscal years of 2016, 2017 and 2018 shall be no less than HK$161,211, HK$177,088 and HK$195,408, respectively.

The disposal represents a strategic shift and has a major effect on the Group’s results of operations. The disposed entities are accounted as discontinued operations in the consolidated financial statements for the years ended December 31, 2015 and 2016. A gain of HK$540,921 was recognized on the disposal including in net income from discontinuing operation, which is determined based on the total consideration of HK$1,149,128 equivalent.

The financial results of the disposed business lines are set out below. Based on the Group’s management accounts, the assets, liabilities as of December 31, 2015 the revenues and expenses for the years ended December 31, 2015 and 2016 have been reclassified as discontinued operations to retrospectively reflect the changes.

F-15

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

3.	Discontinued Operations (Continued)

Carrying amounts of assets disposed

December 31,
2015
HK$

Cash and cash equivalents	163,696
Trade receivables, net	303,681
Inventories	105,221
Deposits, prepayment and other receivables	42,345
Tax prepayment	3,431
Current assets of discontinued operations	618,374

Property, plant and equipment, net	190,776
Deferred tax assets	13,260
Non-current assets of discontinued operations	204,036
Total assets of discontinued operations	822,410

Carrying amounts of liabilities disposed

December 31,
2015
HK$

Bank borrowings	29,223
Trade payables	111,659
Other payables and accruals	141,606
Tax payable	65,107
Current liabilities of disposal liabilities	347,595
Total liabilities of disposal liabilities	347,595

F-16

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

3.	Discontinued Operations (Continued)

Consolidated statement of operations and comprehensive income

	For the year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$

Revenue	1,298,493	1,073,536	-
Cost of sales	(977,851)	(778,059)	-

Gross profit	320,642	295,477	-
Other revenue	6,200	5,897	-
Selling, general and administrative expenses	(158,882)	(125,520)	-
Gain/(loss) on disposal of property, plant and equipment	(841)	1,197	-
Written off of property, plant and equipment	(2,798)	-	-
Gain on disposal of PIHL	-	540,921	141,341
Interest income	311	294	-
Finance costs	(1,428)	(545)	-

Profit before income tax	163,204	717,721	-
Income tax expense	(29,952)	(31,187)	-

Profit for the year	133,252	686,534	141,341

Other comprehensive income
Exchange gain on translation of financial statements of foreign operations	(1,566)	(12,241)	-
Income from discontinued operations attributable to members of the Company	131,686	674,293	141,341

4.	Deposits, Prepayment and Other Receivables

Deposits, prepayment and other receivables consist of the following:

	December 31,	December 31,
	2016	2017
	HK$	HK$

Prepaid insurance	272	1,184
Prepaid renovation/property, plant and equipment	1,603	25,241
Rental deposits / prepaid rent	1,536	1,535
Other receivables	1,422	5,614
	4,833	33,574

5.	Consideration Receivable

Consideration receivable of HK$141,341 (2016: HK$131,686) represents the third installment of the total consideration for the sale of 100% equity interest in PIHL to SYB and SYIM. The transaction is disclosed in Note 1. The first installment of RMB875 million (HK$1,017,442) was received in September, 2016 and the second installment of RMB113.25 million (HK$131,686) was received in June 2017. The Company will receive the third installment of RMB124.38 million (HK$141,341) .

F-17

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

6.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,	December 31,
	2016	2017
	HK$	HK$

Property, plant and equipment:
Buildings	136,099	136,099
Furniture, fixtures and equipment	694	694
Computer equipment	38	488
Motor vehicles	1,814	1,814
Plant and machinery	-	4,121
Land use right	18,976	27,981
	157,621	171,197
Accumulated depreciation and amortization	(18,312)	(25,563)
Construction in progress	14,473	49,078
Property, plant and equipment, net	153,782	194,712

The Group’s interests in land use right represent prepaid operating lease payment of land located in Kai Ping. The land use right in the PRC is leased held for medium term.

As of December 31, 2016 and 2017, construction in progress mainly represents the production facilities and foundation work in construction in the factories located in Kai Ping, China.

Depreciation and amortization of property, plant and equipment were HK$6,839, HK$7,245 and HK7,264 during the years ended December 31, 2015, 2016 and 2017, respectively.

7.	Prepaid Lease Payments

As of December 31, 2016 and 2017, prepaid lease payments represented the prepayment of land use right for three pieces of lands located in Shenzhen (with expiry dates on December 31, 2037, December 31, 2037 and February 28, 2040, respectively).

Amortization of prepaid lease payments were HK$1,527, HK$1,527 and HK$1,527 for the years ended December 31, 2015, 2016 and 2017, respectively.

8.	Other Payables and Accruals

Other payables and accruals consist of the following:

	December 31,	December 31,
	2016	2017
	HK$	HK$

Accrued salaries, wages and bonus	372	58
Accrued audit and professional fees	1,143	977
Accrued sundries expenses	1,194	43
Other payables	3,429	3,612
	6,138	4,690

F-18

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

9.	Income Taxes

The Company and its subsidiaries are subject to taxation in various jurisdictions including Hong Kong and PRC. Pursuant to the rules and regulations of the Cayman Islands, the Company is not subject to any income tax in the Cayman Islands. The income of its subsidiaries which are incorporated in the BVI is not subject to taxation in the BVI under the current BVI law. The subsidiaries operating in Hong Kong and the PRC are subject to income taxes as described below.

The provision for current income taxes of the subsidiaries operating in Hong Kong has been calculated by applying the rate of taxation of 16.5%, 16.5% and 16.5% for the years ended December 31, 2015, 2016 and 2017, respectively, to the estimated income earned in or derived from Hong Kong if applicable.

Under the new PRC Enterprise Income Tax Law and Implementation Rules (“EIT Law”), the enterprise income tax rate on all domestic-invested enterprises and foreign investment enterprises in the PRC is 25%, unless they qualify for certain exemptions.

Uncertain tax positions of all PRC subsidiaries (former and existing) have been also assessed and in the opinion of the independent tax advisor, there are no significant uncertain tax positions including those transactions in between the PRC subsidiaries and their holding companies being subject to transfer pricing rulings in the PRC.

The Company recognizes interest expense and penalties related to income tax matters in interest and penalties expense within income tax expense. The sum of accrued interest or penalties accrued on the consolidated balance sheets accumulated to HK$2,061 on the consolidated balance sheets as at December 31, 2016. The Company had no significant unrecognized tax benefits at December 2016 and December 2017.

As of December 31, 2016 and 2017, board of directors considered that the Company had accounted for the uncertain tax positions affecting its consolidated financial position, results of operations or cash flows, and will continue to evaluate for any uncertain position in future. The Company’s tax positions related to open tax years are subject to examination by the relevant tax authorities.

The provision for income taxes consists of the following:

	Year ended December 31,	Year ended December 31,	Year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$

Current tax
- Hong Kong	62	81	144
- PRC	-	118	-
- Other countries	232	1,042	380
	294	1,241	524

Reconciliations between the provision for income taxes computed by applying the Hong Kong profits tax to income before income tax expense are as follows:

	Year ended December 31,	Year ended December 31,	Year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$

Provision for income taxes at Hong Kong profits tax rate	(4,349)	(69)	(208)
Current tax in other jurisdictions	232	1,160	380
Effect of income not chargeable for tax purpose	(90)	(152)	(2,732)
Effect of expenses not deductible for tax purpose	4,401	-	1,289
Tax effect of unused tax losses not recognized	-	221	1,795
Under provision in previous years	100	81	-
	294	1,241	524

F-19

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

10.	Net Income Per Share

The following table sets forth the computation of basic and diluted income per share for the years indicated:

	Year ended December 31,	Year ended December 31,	Year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$

Basic and diluted income per share
Numerator:
Net income/(loss) for the year attributable to the Company’s ordinary shareholders	131,335	692,042	139,895
- Continuing operations	(1,917)	5,508	(1,446)
- Discontinued operations	133,252	686,534	141,341

Denominator:
Weighted average number of basic and diluted ordinary shares outstanding
- Continuing operations	12,938,128	12,938,128	12,938,128
- Discontinued operations	12,938,128	12,938,128	12,938,128

Weighted average number of basic and diluted ordinary shares used in calculating income per share
- Continuing operations	12,938,128	12,938,128	12,938,128
- Discontinued operations	12,938,128	12,938,128	12,938,128

Net income of Basic and diluted income per share	HK$10.20	HK$53.50	HK$10.81
- Continuing operations	(HK$0.15)	HK$0.44	(HK$0.11)
- Discontinued operations	HK$10.35	HK$53.06	HK$10.92

11.	Commitments and Contingencies

Corporate guarantee

The former subsidiaries of the Company have credit facilities with various banks representing import loans, trust receipt, documentary credits, loans and overdraft. As of December 31, 2016 and 2017 in consolidated balance sheet from discontinued operations, these facilities totaled HK$110,200 and HK$Nil respectively, of which HK$96,920 and HK$Nil were unused as of December 31, 2016 and 2017, respectively. These facilities were granted with the provision of corporate and personal guarantees jointly by the Company, PIHL and a director of the Company to the banks.

Capital commitment

As of December 31, 2017, the Group had capital commitments for purchase of plant and machineries and investment in subsidiary totaling HK$90,519 and HK$62,400 , respectively, which are expected to be disbursed/invested during the year ending December 31, 2018.

Bonus Plan

The Company had established a bonus plan for the management/executive officers. Pursuant to the plan, in order for any bonus to be paid, the Company had to achieve an annual net profit (excluding any extraordinary items) of HK$78,000 in any fiscal year, referred to as the “Net Profit Target”. If the Net Profit Target was achieved in any fiscal year, a pool of 4% of any amount over the Net Profit Target would be set aside to provide bonuses to the management/executive officers. Of the bonus pool that was created, Kin Sun Sze-To, Chin Hien Tan (our previous executive) and Ho Leung Ning would be entitled to 32%, 24% and 24%, respectively, of the available bonus, with the remaining amount being made available for distribution to the remaining officers, subject to adjustment at the discretion of the board. Payment of any bonuses under the plan would be in cash or ordinary shares (to be purchased in the open market), at the board’s sole discretion. The plan had taken effect beginning with the fiscal year ended April 30, 2011. The Company met the Net Profit Target for the year ended December 31, 2014 and 2015 and accordingly paid bonuses in the total sum of HK$2,428 and HK$1,707, respectively under the plan to its management/executive officers.

Effective from October 11, 2016, the entirety of the aforesaid bonus plan has been terminated.

F-20

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

11.	Commitments and Contingencies (Continued)

Legal Proceeding

As of December 31, 2017, the Group is not aware of any material outstanding claim and litigation against them.

12.	Statutory Reserve Appropriation for PRC Subsidiaries

Pursuant to the laws and regulations applicable to the PRC, the Company’s wholly foreign-owned subsidiaries must make appropriations from after-tax profit to non-distributable reserves funds including: (i) the statutory surplus reserve and; (ii) the statutory public welfare fund. Subject to the law applicable to foreign invested enterprises in the PRC, they were required annual appropriations of the general reserve fund no less than 10% of after-tax profit (as determined under accounting principles generally accepted in the PRC at each year-end). These reserve funds can only be used for specific purposes of enterprise expansion and staff welfare and are not distributable as cash dividends. No appropriation had been made as a result of their accumulated after-tax losses incurred in those years.

13.	Operating Segment and Geographical Information

The Company uses the management approach model for segment reporting. The management approach model is based on the way a Company’s management organizes segments within the Group for making operating decisions and assessing performance. The Group does not allocate any assets and liabilities to the three geographic segments as management does not use the information to measure the performance of the reportable segments.

(i)       The location of the Group’s identifiable assets other than acquired intangible asset and liabilities by business operations from continuing operations are as follows:

	December 31,	December 31,
	2016	2017
	HK$	HK$
Identifiable assets
PRC	189,055	286,729
Hong Kong	600,460	489,450
United States	3,646	3,646

	793,161	779,825

Identifiable liabilities
PRC	143	7,263
Hong Kong	11,832	3,670

	11,975	10,933

(ii) Reconciliations of reportable segment assets and liabilities from continuing operations:

	Year ended December 31	Year ended December 31
	2016	2017
	HK$	HK$

Assets
Current assets	622,741	570,002
Non-current financial assets	170,420	209,823
Consolidated total assets before intangible asset	793,161	779,825
Intangible asset	438	438

Consolidated total assets	793,599	780,263

Liabilities
Liabilities excluding tax liabilities	6,138	4,690
Tax liabilities	5,837	6,243

Consolidated total liabilities	11,975	10,933

F-21

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

14.	Cash dividend

On April 9, 2015, the Company approved and declared a final cash dividend of US$0.20 per ordinary share on its total 12,938,128 outstanding shares as of the close of trading on April 24, 2015, resulting in payments totaling US$2,587,625.60 to shareholders. Such dividend was recorded as a reduction to retained earnings at the declaration date.

On May 12, 2015, the Company approved and declared a special one-time cash dividend of US$0.90 per ordinary share on its total 12,938,128 outstanding shares as of the close of trading on May 26, 2015, resulting in payments totaling US$11,644,315.20 to shareholders. Such dividend was recorded as a reduction to retained earnings at the declaration date.

On August 6, 2015, the Company approved and declared an interim cash dividend of US$0.10 per ordinary share on its total 12,938,128 outstanding shares as of the close of trading on August 20, 2015, resulting in payments totaling US$1,293,812.80 to shareholders. Such dividend was recorded as a reduction to retained earnings at the declaration date.

On March 22, 2016, the Company approved and declared a final cash dividend of US$0.20 per ordinary share on its total 12,938,128 outstanding shares as of the close of trading on April 5, 2016, resulting in payments totaling US$2,587,625.60 to shareholders. Such dividend was recorded as a reduction to retained earnings at the declaration date.

On August 5, 2016, the Company approved and declared an interim cash dividend of US$0.10 per ordinary share on its total 12,938,128 outstanding shares as of the close of trading on August 19, 2016, resulting in payments totaling US$1,293,821.80 to shareholders. Such dividend was recorded as a reduction to retained earnings at the declaration date.

On October 11, 2016, the Company approved and declared a special cash dividend of US$8.0 per ordinary share on its total 12,938,128 outstanding shares as of the close of trading on October 25, 2016, resulting in payments totaling US$103,505,024 to shareholders. Such dividend was recorded as a reduction to retained earnings at the declaration date.

On June 7, 2017, the Company approved and declared a special cash dividend of US$1.50 per ordinary share on its total 12,938,128 outstanding shares as of the close of trading on June 21, 2017, resulting in payments totaling US$19,407,192 to shareholders. Such dividend was recorded as a reduction to retained earnings at the declaration date.

15.	Related Party Transaction

The Group had the following related party transaction during the year:-

	Year ended	Year ended
	December 31,	December 31,
	2017	2016
Nature	HK$	HK$

Rental income from related company	15,224	2,190

The key management person in the related company has a controlling interest in the Company. The rental income was priced with reference to the related agreements entered into.

16.	Subsequent Events

The Company has evaluated all other subsequent events through 29 March 2018, the date these consolidated financial statements were issued, and determined that there were no other subsequent events or transaction, apart from the above described events, that required recognition or disclosures in the financial statements.

F-22

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

17.	Condensed financial information of Plastec Technologies, Ltd.

The condensed financial statements of Plastec Technologies, Ltd. have been prepared in accordance with accounting principles generally accepted in the United States of America.

Balance Sheets

	December 31,	December 31,
	2016	2017
	HK$	HK$
Assets
Current assets
Cash and cash equivalents	394,508	274,094
Amounts due from subsidiaries	265,536	364,596
Consideration receivable	131,686	141,341
Prepaid expenses	171	1,053
Total current assets	791,901	781,084
Investment in subsidiaries	-	-
Total assets	791,901	781,084

Liabilities and shareholders’ equity
Current liabilities
Account payable and accrued liabilities	1,485	950
Tax payable	3,129	3,129
Total current liabilities	4,614	4,079
NET CURRENT ASSETS	787,287	777,005
TOTAL ASSETS AND LIABILITIES	787,287	777,005

Shareholders’ equity
Ordinary shares (US$0.001 par value; 100,000,000 authorized, 12,938,128 and 12,938,128 shares issued and outstanding as of December 31, 2016 and 2017, respectively)	101	101
Retained earnings	787,186	776,904
Total shareholders’ equity	787,287	777,005

Statements of operations and comprehensive income

	Year ended December 31,	Year ended December 31,	Year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$

Revenues	74,000	-	-
Other income	13,091	17,866	5,689
Gain on disposal of a subsidiary	-	1,149,128	141,341
Administrative expenses	(16,213)	(10,573)	(5,937)
Income before income tax expense	70,878	1,156,421	141,093
Income tax expense	(232)	-	-
Total comprehensive income	70,646	1,156,421	141,093

F-23

PLASTEC TECHNOLOGIES, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Hong Kong dollars in thousands, except number of shares, per share data and unless otherwise stated)

18.	Condensed financial information of Plastec Technologies, Ltd. – Continued

Statements of cash flows

	Year ended December 31,	Year ended December 31,	Year ended December 31,
	2015	2016	2017
	HK$	HK$	HK$
Cash flows from operating activities
Net income	70,646	1,156,421	141,093
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal of a subsidiary	-	(1,149,128)	(141,341)
Change in operating assets and liabilities
Prepaid expenses	(94)	999	(882)
Accounts payable and accrued liabilities	5,585	(4,516)	(534)
Income tax	232	-	-
Net cash provided by/(used in) operating activities	76,369	3,776	(1,664)

Cash flows from investing activities
Decrease in dividend receivable	70,000	-	-
Sale proceeds of disposal of a subsidiary, net	-	1,017,442	131,686
Net cash provided by investing activities	70,000	1,017,442	131,686

Cash flows from financing activities
Decrease/(increase) in amount due from subsidiaries	-	22,300	(99,060)
Dividend paid	(121,101)	(837,614)	(151,376)
Net cash used in financing activities	(121,101)	(815,314)	(250,436)
Net increase/(decrease) in cash and cash equivalents	25,268	205,904	(120,414)
Cash and cash equivalents, beginning of year	163,336	188,604	394,508
Cash and cash equivalents, end of year	188,604	394,508	274,094

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest income	267	857	2,089

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Consideration receivable	-	131,686	141,341

F-24

Plastec Technologies, Ltd.

12,093,935 Ordinary Shares (for Resale)

, 2018

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default. Additionally, the Company entered into an indemnification agreement with each of its officers and directors in February 2011 whereby the Company agreed to indemnify, and advance expenses to, each officer and director to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

We have not issued/sold any securities without registration under the Securities Act during the past three years.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Form of Second Amended and Restated Memorandum and Articles of Association (included as Annex C to the Merger Proxy Statement and incorporated herein by reference).
4.1	Specimen Unit Certificate (included as Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed on October 16, 2009 and incorporated herein by reference).
4.2	Specimen Warrant Certificate (included as Exhibit 4.2 to the Company’s Registration Statement on Form F-1 filed on October 16, 2009 and incorporated herein by reference).
4.3	Specimen Ordinary Shares Certificate (included as Exhibit 4.3 to the Company’s Registration Statement on Form F-1 filed on October 16, 2009 and incorporated herein by reference).
5.1	Opinion of Maples & Calder (included as Exhibit 5.1 to the Company’s Registration Statement on Form F-1/A on May 15, 2013 and incorporated herein by reference).
5.2	Opinion of Graubard Miller (included as Exhibit 5.2 to the Company’s Registration Statement on Form F-1/A on May 15, 2013 and incorporated herein by reference).

II- 1

Exhibit No.	Description
10.1	Employment Contract between Kin Sun Sze-To and Broadway Precision Co. Limited, dated March 28, 2013 (included as Exhibit 4.32 to the Company’s Transition Report on Form 20-F filed on April 30, 2013 and incorporated herein by reference).
10.2	Employment Contract between Ho Leung Ning and Broadway Precision Co. Limited, dated March 28, 2013 (included as Exhibit 4.33 to the Company’s Transition Report on Form 20-F filed on April 30, 2013 and incorporated herein by reference).
10.3	First Amendment to Employment Contract between Kin Sun Sze-To and Broadway Precision Co. Limited, dated April 1, 2013 (included as Exhibit 4.34 to the Company’s Transition Report on Form 20-F filed on April 30, 2013 and incorporated herein by reference).
10.4	First Amendment to Employment Contract between Ho Leung Ning and Broadway Precision Co. Limited, dated April 1, 2013 (included as Exhibit 4.34 to the Company’s Transition Report on Form 20-F filed on April 30, 2013 and incorporated herein by reference).
10.5	Second Amendment to Employment Contract between Kin Sun Sze-To and Broadway Precision Co. Limited, dated December 05, 2013 (included as Exhibit 4.21 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2013 filed on April 25, 2014 and incorporated herein by reference).
10.6	Second Amendment to Employment Contract between Ho Leung Ning and Broadway Precision Co. Limited, dated December 05, 2013 (included as Exhibit 4.22 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2013 filed on April 25, 2014 and incorporated herein by reference).
10.7	Share Transfer Agreement (included as Exhibit 10.1 to the Company’s Report of Foreign Private Issuer filed on November 16, 2015 and incorporated herein by reference).
10.8	Share Transfer Agreement (included as Exhibit 4.12 to the Company’s Annual Report on Form 20-F filed on April 30, 2018 and incorporated herein by reference).
21.1	List of Subsidiaries as of April 30, 2018 (included as Exhibit 8.1 to the Company’s Annual Report on Form 20-F filed on April 30, 2018 and incorporated herein by reference).
23.1	Consent of Centurion ZD CPA Limited
23.2	Consent of Maples & Calder (included as Exhibit 5.1 to the Company’s Registration Statement on Form F-1/A on May 15, 2013 and incorporated herein by reference).
23.3	Consent of Graubard Miller (included as Exhibit 5.2 to the Company’s Registration Statement on Form F-1/A on May 15, 2013 and incorporated herein by reference).
24.1	Power of Attorney (included on the signature page to the Company’s Registration Statement on Form F-1/A filed on July 23, 2013).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

II- 2

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II- 3

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

II- 4

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II- 5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on the 7th day of May 2018.

PLASTEC TECHNOLOGIES, LTD.

By:	/s/ Kin Sun Sze-To

Kin Sun Sze-To
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Kin Sun Sze-To Kin Sun Sze-To	Chairman of the Board, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)	May 7, 2018

Ho Leung Ning *	Chief Financial Officer (Principal Accounting and Financial Officer) and Director	May 7, 2018

Chung Wing Lai *	Director	May 7, 2018

Joseph Yiu Wah Chow *	Director	May 7, 2018

Authorized Representative in the United States:

Graubard Miller

By:	/s/ Jeffrey M. Gallant

Name: Jeffrey M. Gallant
Title: Partner
Date: May 7, 2018

*By:	/s/ Kin Sun Sze-To

Kin Sun Sze-To
Attorney-in-fact